UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by party other than the registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for use of the Commission only
(as permitted by Rule 14a-6(e)(2)).
☒ Definitive Proxy Statement

☐ Definitive additional materials.

☐ Soliciting material under Rule 14a-12.

VERTEX ENERGY, INC.

(Name of Registrant as Specified in Charter)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

VERTEX ENERGY, INC.

NOTICE OF 2022 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 23, 2022

To our stockholders:

Notice is hereby given of the 2022 annual meeting of stockholders of Vertex Energy, Inc. (the “Company”) to be held on Thursday, June 23, 2022 at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058 (the “Annual Meeting” or the “Meeting”), for the following purposes:

1.	To elect six directors to the Board of Directors (the “Board”) each to serve a term of one year and until their respective successors have been elected and qualified, or until their earlier resignation or removal.

2.	Advisory vote to approve named executive officer compensation.

3.	Advisory vote on the frequency of shareholder votes on named executive officer compensation.

4.	To ratify the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent auditors for the fiscal year ending December 31, 2022.

5.	To consider a shareholder proposal regarding simple majority vote.

Any action may be taken on any one of the foregoing proposals at the Meeting on the date specified above or on any date or dates to which the Meeting may be adjourned. Common and preferred stockholders of record on the close of business on April 26, 2022 are entitled to notice of, and to vote at, the Annual Meeting and any adjournments thereof.

The Company is pleased to continue utilizing the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials, or E-proxy notice, on or about April 29, 2022 to our stockholders of record as of the close of business on April 26, 2022. The E-proxy notice contains instructions for your use of this process, including how to access our proxy statement and annual report and how to authorize your proxy to vote online. In addition, the E-proxy notice contains instructions on how you may receive a paper copy of the proxy statement and annual report or elect to receive your proxy statement and annual report over the Internet. The Company believes these rules allow it to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

The enclosed proxy statement is also available at https://www.iproxydirect.com/VTNR (please note this link is case sensitive). This website also includes copies of the form of proxy and the Company’s Annual Report to stockholders for the year ended December 31, 2021 (the “2021 Annual Report”). Stockholders may also request a copy of the proxy statement and the Company’s Annual Report by contacting our main office at (866) 660-8156.

As a stockholder of record, you are cordially invited to attend the meeting in person. Stockholders who do not expect to attend the Annual Meeting are encouraged to vote via the Internet, by phone or by returning a signed proxy card.

Even if you plan to attend the Annual Meeting in person, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the Annual Meeting if you are unable to attend.

By Order of the Board of Directors,

Benjamin P. Cowart

Chairman

Houston, Texas

April 29, 2022

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on Thursday, June 23, 2022.

Our proxy statement and annual report on Form 10-K for the year ended December 31, 2021, are available at the following cookies-free website that can be accessed anonymously: https://www.iproxydirect.com/VTNR (please note this link is case sensitive).

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VERTEX ENERGY, INC.

PROXY STATEMENT

FOR 2022 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

Vertex Energy, Inc. (“Vertex,” “we,” “us”, “our” or the “Company”) has made these materials available to you on the Internet or, upon your request, has delivered printed versions of these materials to you by mail, in connection with the Company’s solicitation of proxies for use at our 2022 annual meeting of stockholders (the “Annual Meeting” or the “Meeting”) to be held on Thursday, June 23, 2022 at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058, and at any postponement(s) or adjournment(s) thereof. These materials were first sent or given to stockholders on April 29, 2022. You are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Information Contained In This Proxy Statement

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of our directors and executive officers, corporate governance, and certain other required information. Included with this proxy statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, as filed with the SEC on March 14, 2022 (the “Annual Report”). If you requested printed versions of these materials by mail, these materials also include the proxy card or vote instruction form for the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

Pursuant to rules adopted by the Securities and Exchange Commission, the Company uses the Internet as the primary means of furnishing proxy materials to stockholders. Accordingly, the Company is sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to the Company’s stockholders. All stockholders will have the ability to access the proxy materials (including the Company’s Annual Report, which does not constitute a part of, and shall not be deemed incorporated by reference into, this proxy statement or the enclosed form of proxy, except as set forth below under “Documents Incorporated By Reference” (if any)) via the Internet at https://www.iproxydirect.com/VTNR (please note this link is case sensitive) or request a printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice. The Notice contains a control number that you will need to vote your shares. Please keep the Notice for your reference through the meeting date. In addition, stockholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The Company encourages stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of its annual meetings.

Record Date and Shares Entitled to Vote

You are entitled to notice of and to vote at the Annual Meeting if you were a stockholder of record as of the close of business on April 26, 2022 (the “Record Date”).

At the close of business on the Record Date, there were (a) 64,503,234 shares of our common stock outstanding; and (b) 380,560 shares of our Series A Convertible Preferred Stock outstanding. The common stock shares and Series A Convertible Preferred Stock shares each vote one vote on all stockholder matters to come before the Meeting. As such, a total of 64,883,794 voting shares are eligible to be voted at the Annual Meeting. Other than our common stock and Series A Convertible Preferred Stock, we have no other voting securities currently outstanding.

Voting Process

If you are a stockholder of record, there are five ways to vote:

●	In person. You may vote in person at the Annual Meeting. We will give you a ballot when you arrive.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions provided in the Notice.

●	By Telephone. If you request printed copies of the proxy materials by mail, you may vote by proxy by calling the toll-free number found on the proxy card.

●	By Fax. If you request printed copies of the proxy materials by mail, you may vote by proxy by faxing your proxy to the number found on the proxy card.

●	By Mail. If you request printed copies of the proxy materials by mail, you may vote by proxy by filling out the proxy card and returning it in the envelope provided.

Providing and Revoking Proxies

Any stockholder giving a proxy may revoke it at any time provided written notice of the revocation is received by our Corporate Secretary before the proxy is voted; otherwise, if received prior to or at the Annual Meeting, properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy or, if no such instructions are given, in accordance with the recommendations of the Board described herein. Stockholders attending the Annual Meeting may revoke their proxies and vote in person.

Attendance at the Annual Meeting

Attendance at the Annual Meeting is limited to holders of record of our common stock and Series A Convertible Preferred Stock, at the close of business on the Record Date, and the Company’s guests. Admission will be on a first-come, first-served basis. You will be asked to present valid government-issued picture identification, such as a driver’s license or passport, in order to be admitted into the Annual Meeting. If your shares are held in the name of a bank, broker or other nominee and you plan to attend the Annual Meeting, you must present proof of your ownership of our common stock or preferred stock, such as a bank or brokerage account statement indicating that you owned shares of our common stock or preferred stock at the close of business on the Record Date, in order to be admitted. For safety and security reasons, no cameras, recording equipment or other electronic devices will be permitted in the Annual Meeting. A written agenda and rules of procedure for the Annual Meeting will be distributed to those persons in attendance at the Annual Meeting.

Conduct at the Meeting

The Chairman of the Meeting has broad responsibility and legal authority to conduct the Annual Meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the meeting. Only stockholders or their valid proxy holders may address the meeting. Copies of these rules will be available at the meeting. The Chairman of the Meeting may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. In light of the number of business items on this year’s agenda and the need to conclude the meeting within a reasonable period of time, we cannot ensure that every stockholder who wishes to speak on an item of business will be able to do so.

Voting Requirements for Each of the Proposals

	Proposal	Vote Required	Broker Discretionary Voting Allowed*
1	Election of directors	Plurality of Votes Cast	No
2	Advisory vote to approve named executive officer compensation.	Majority of the votes cast on the proposal	No
3	Advisory vote on the frequency of shareholder votes on named executive officer compensation.	Plurality of Votes Cast	No
4	Ratification of the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent auditors for the fiscal year ending December 31, 2022	Majority of the votes cast on the proposal	Yes
5	Shareholder proposal regarding simple majority vote	Majority of the votes cast on the proposal	No

* See also “Quorum; Broker Non-Votes and Abstentions”, below.

For Proposal 1, the six nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them will be elected as directors to serve until the next annual meeting of stockholders and until their successors are duly elected and qualified. Votes withheld shall have no legal effect.

Approval of Proposals 2, 4 and 5 (notwithstanding the fact that Proposal 2 is non-binding) requires the affirmative vote of a majority of the votes cast on such proposals, provided that a quorum exists at the Annual Meeting.

With respect to the advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers (Proposal 3), stockholders have four voting options (“1 year”, “2 years”, “3 years” or “abstain”), and no minimum level of votes is required to be obtained on any voting option. Instead, the option (1 year, 2 years or 3 years), if any, that receives the greatest number of affirmative votes of the shares (i.e., a plurality of the votes cast) present in person or represented by proxy at the meeting and entitled to vote will be determined to be approved by the Company’s stockholders, provided that the final vote will not be binding on us and is advisory in nature. The Board will carefully consider the voting results in their entirety in determining the frequency of holding future advisory votes on the compensation of our named executive officers moving forward.

Quorum; Broker Non-Votes and Abstentions

The presence at the Annual Meeting of the holders of 33 1/3% of the outstanding shares of voting stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Broker non-votes and abstentions are counted for purposes of determining whether a quorum is present. Only “FOR” and “AGAINST” votes are counted for purposes of determining the votes received in connection with each proposal. Broker non-votes and abstentions will have no effect on determining whether the affirmative vote constitutes a majority of the shares present or represented by proxy and voting at the Annual Meeting.

However, approval of the proposals other than the election of directors and approval of the frequency of future votes on executive compensation requires the affirmative vote of a majority of the votes cast on such proposals, and therefore broker non-votes and abstentions could prevent the approval of these proposals because they do not count as affirmative votes. The election of directors requires a plurality of the votes cast at the Annual Meeting. With respect to the advisory vote on the frequency of holding future advisory votes on the compensation of our needed executive officers (Proposal 3), under plurality voting, broker non-votes and abstentions have no effect on determining the frequency selected, except to the extent that they affect the total votes received for any particular frequency of vote. In order to minimize the number of broker non-votes, the Company encourages you to vote or to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the Notice.

If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. Please note that previously, brokers were allowed to vote uninstructed shares in uncontested director elections or with regard to certain executive compensation matters. However, brokers now can no longer vote uninstructed shares on your behalf in director elections or with regard to executive compensation matters. For your vote to be counted, you must submit your voting instruction form to your broker.

As described above, although the Company will include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, the Company intends to exclude abstentions and broker non-votes from the tabulation of voting results on the election of directors or on any issues requiring approval of a majority of the votes cast.

Board of Directors Voting Recommendations

Our Board of Directors (the “Board”) recommends that you vote your shares:

●	“FOR” each of the nominees to the Board of Directors (Proposal 1).
●	“FOR” the compensation of the Company's named executive officers (Proposal 2).
●	For “3 YEARS” for the frequency of the advisory vote on the compensation of the Company's named executive officers (Proposal 3).
●	“FOR” the ratification of the appointment of Ham, Langston & Brezina, L.L.P., as the Company’s independent auditors for the fiscal year ending December 31, 2022 (Proposal 4).
●	“AGAINST” a shareholder proposal regarding simple majority vote (Proposal 5).

Mailing Costs and Solicitation of Proxies

In addition to solicitation by use of the mails, certain of our officers and employees may solicit the return of proxies personally or by telephone, electronic mail or facsimile, none of whom will receive any additional compensation for their services. Issuer Direct may solicit proxies at a cost we anticipate will not exceed $10,000. These solicitations may be made personally or by mail, facsimile, telephone, messenger, email, or the Internet. The cost of any solicitation of proxies will be borne by us. Arrangements may also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of material to, and solicitation of proxies from, the beneficial owners of our securities held of record at the close of business on the Record Date by such persons. We will reimburse such brokerage firms, custodians, nominees and fiduciaries for the reasonable out-of-pocket expenses incurred by them in connection with any such activities.

Inspector of Voting

It is anticipated that representatives of Issuer Direct Corporation will tabulate the votes and act as inspector of election at the Annual Meeting.

Stockholders Entitled to Vote at the Meeting

A complete list of stockholders entitled to vote at the Annual Meeting will be available to view during the Annual Meeting. You may also access this list at our principal executive offices, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of ten days prior to the Annual Meeting.

Voting Instructions

Your vote is very important. Whether or not you plan to attend the Annual Meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials (Notice) you received in the mail, or, if you requested to receive printed proxy materials, your enclosed proxy card.

Confidential Voting

Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy card will be sent to us if you write comments on the card, as necessary to meet applicable legal requirements, or to assert or defend claims for or against the Company.

Stockholder of Record and Shares Held in Brokerage Accounts

If on the Record Date your shares were registered in your name with the Company’s transfer agent, then you are a stockholder of record and you may vote in person at the meeting, by proxy or by any other means supported by the Company. If on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials (or the Notice) are required to be forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

Multiple Stockholders Sharing the Same Address

In some cases, one copy of this proxy statement and the accompanying notice of Annual Meeting of stockholders and 2021 Annual Report is being delivered to multiple stockholders sharing an address, at the request of such stockholders. We will deliver promptly, upon written or oral request, a separate copy of this proxy statement or the accompanying notice of Annual Meeting of stockholders or 2021 Annual Report to such a stockholder at a shared address to which a single copy of the document was delivered. Stockholders sharing an address may also submit requests for delivery of a single copy of this proxy statement or the accompanying notice of Annual Meeting of stockholders or 2021 Annual Report, but in such event will still receive separate forms of proxy for each account. To request separate or single delivery of these materials now or in the future, a stockholder may submit a written request to our Corporate Secretary, Chris Carlson, at our principal executive offices at 1331 Gemini Street, Suite 250, Houston, Texas 77058, or a stockholder may make a request by calling our Corporate Secretary, Chris Carlson at (866) 660-8156.

If you receive more than one Notice of Internet Availability of Proxy Materials, it means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please either vote each account as discussed above under “Voting Process” on page 2, or sign and return by mail all proxy cards or voting instruction forms.

Voting Results

The preliminary voting results will be announced at the Annual Meeting. The final voting results will be tallied by the inspector of voting and published in the Company’s Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Company Mailing Address

The mailing address of our principal executive offices is 1331 Gemini Street, Suite 250, Houston, Texas 77058.

FORWARD LOOKING STATEMENTS AND WEBSITE LINKS

This Proxy Statement includes forward-looking statements about future events and circumstances. Generally speaking, any statement not based upon historical fact is a forward-looking statement. Forward-looking statements can also be identified by the use of words such as “could,” “should,” “continue,” “estimate,” “forecast,” “intend,” “look,” “may,” “will,” “expect,” “believe,” “anticipate,” “plan,” “remain” and “confident” or similar expressions. In particular, statements regarding our plans, strategies, prospects and expectations regarding our business and industry are forward-looking statements. They reflect our expectations, are not guarantees of performance and speak only as of the date of this Proxy Statement. Except as required by law, we do not undertake to update such forward-looking statements. Our business results are subject to a variety of risks, including those considerations or risks that are reflected as “Risk Factors” in our 2021 Annual Report on Form 10-K, as well as elsewhere in our filings with the SEC. If any of these considerations or risks materialize, our expectations (or underlying assumptions) may change or not be realized and our performance may be adversely affected. Therefore, you should not rely unduly on any forward-looking statements. Website links included in this Proxy Statement are for convenience only. The content in any website links included in this Proxy Statement is not incorporated herein and does not constitute a part of this Proxy Statement.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the sections of this proxy statement titled “Audit Committee Report” and “Compensation Committee Report” (each to the extent permitted by the rules of the U.S. Securities and Exchange Commission (the “SEC” or the “Commission”)) shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

VOTING RIGHTS AND PRINCIPAL STOCKHOLDERS

Holders of record of our common stock and Series A Convertible Preferred Stock, at the close of business on the Record Date will be entitled to one vote per share on all matters properly presented at the Annual Meeting. At the close of business on the Record Date, there were (a) 64,503,234 shares of our common stock outstanding; and (b) 380,560 shares of our Series A Convertible Preferred Stock outstanding. The common stock shares and Series A Convertible Preferred Stock shares each vote one vote on all stockholder matters to come before the Meeting. As such, a total of 64,883,794 voting shares are eligible to be voted at the Annual Meeting. Other than our common stock and Series A Convertible Preferred Stock, we have no other voting securities currently outstanding.

Our stockholders do not have dissenters’ rights or similar rights of appraisal with respect to the proposals described herein and, moreover, do not have cumulative voting rights with respect to the election of directors.

Security Ownership of Management and Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock, preferred stock and voting securities by (i) each person who is known by the Company to own beneficially more than five percent (5%) of our outstanding voting stock; (ii) each of our directors; (iii) each of our Named Executive Officers (as such term is defined under “Executive Compensation” – “Summary Executive Compensation Table”); and (iv) all of our current executive officers, significant employees and directors as a group, as of the Record Date.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting and/or investing power with respect to securities. These rules generally provide that shares of common stock subject to options, warrants or other convertible securities that are currently exercisable or convertible, or exercisable or convertible within 60 days of the Record Date, are deemed to be outstanding and to be beneficially owned by the person or group holding such options, warrants or other convertible securities for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Beneficial ownership as set forth below is based on our review of our record stockholders list and public ownership reports filed by certain stockholders of the Company, and may not include certain securities held in brokerage accounts or beneficially owned by the stockholders described below.

We believe that, except as otherwise noted and subject to applicable community property laws, each person named in the following table has sole investment and voting power with respect to the shares of common stock shown as beneficially owned by such person. Unless otherwise indicated, the address for each of the officers or directors listed in the table below is 1331 Gemini Street, Suite 250, Houston, Texas 77058.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (a)		Percent of Class
Named Executive Officers and Directors
Common Stock	Benjamin P. Cowart	7,629,619	(1)	11.7%
Common Stock	Chris Carlson	1,509,889	(2)	2.3%
Common Stock	John Strickland	628,575	(3)	* %
Common Stock	Dan Borgen	449,181	(4)	* %
Common Stock	David Phillips	192,828	(5)	* %
Common Stock	Christopher Stratton	240,000	(6)	* %
Common Stock	Timothy C. Harvey	35,800	(7)	* %
Common Stock	James P. Gregory	180,000	(8)	* %
Common Stock	All Named Executive Officers and Directors as a Group (8 persons)	10,865,892		16.3%

5% Stockholders (9)
	Common Stock
Common Stock	Laurence W. Lytton (10)	3,649,067		5.7%
Common Stock	Richard Jacinto II (11)	4,645,000		7.2%
	Series A Convertible Preferred Stock
Series A Convertible Preferred Stock (b)	Fredrick W B Vogel (12)	30,072		7.9%

* Indicates beneficial ownership of less than 1% of the total outstanding common stock, preferred stock or voting stock, as applicable.

(a) Includes (i) options, warrants and convertible securities exercisable or convertible for common stock, and (ii) shares of common stock issuable upon conversion of preferred stock, which shares are also provided separately in the table above where applicable, each within 60 days of the Record Date.

(b) Each share of Series A Convertible Preferred Stock converts into common stock at the option of each holder on a one-for-one basis and votes one voting share on all stockholder matters.

(1) Includes 100,765 shares held by VTX, Inc. (“VTX”), 7,500 shares of common stock owned by Vertex Holdings, L.P. (“Holdings”) which Mr. Cowart has control over and which shares Mr. Cowart is deemed to beneficially own, 5,850,607 shares of common stock held through Mr. Cowart’s family partnership (B&S Cowart II Family LP), which shares he is deemed to beneficially own, 618,517 shares of common stock which Mr. Cowart holds personally, 174,085 shares held by Mr. Cowart’s wife and 70,214 shares held by a trust beneficially owned by Mr. Cowart’s wife, which shares Mr. Cowart is deemed to beneficially own. Also includes options to purchase 596,957 shares of common stock which options are exercisable within 60 days of the Record Date.

(2) Includes options to purchase 583,813 shares of our common stock which options have vested and are exercisable within 60 days of the Record Date.

(3) Includes options to purchase 286,450 shares of common stock which options have vested and are exercisable within 60 days of the Record Date.

(4) Includes options to purchase 240,000 shares of our common stock which options have vested and are exercisable within 60 days of the Record Date. Also includes 195,324 shares of common stock held by KKB Holdings LLC, a limited liability company which is owned by a Family Trust, which entity is owned by family members of Dan Borgen, who serves as a member of and as President of such entity, which securities Mr. Borgen is deemed to beneficially own.

(5) Includes options to purchase 60,000 shares of common stock which options have vested and are exercisable within 60 days of the Record Date.

(6) Includes options to purchase 240,000 shares of our common stock which options have vested and are exercisable within 60 days of the Record Date.

(7) Includes 4,000 shares of common stock held in the name of the Caylyn Harvey Trust and 1,800 shares of common stock held in the name of the Lexie Harvey Irrevocable Trust, which shares Mr. Harvey is deemed to beneficially own. Includes options to purchase 30,000 shares of our common stock which options have vested and are exercisable within 60 days of the Record Date.

(8) Includes options to purchase 120,000 shares of common stock which options have vested and are exercisable within 60 days of the Record Date.

(9) To our knowledge, except as noted in the table above, no person or entity is the beneficial owner of more than 5% of the voting power of the Company’s common stock, or any series of preferred stock. Preferred Stock stockholders who have the right to convert such preferred stock into, and/or vote more than, 5% or more of our outstanding common stock, but which do not own more than 5% of our common stock prior to such conversion(s) as of the Record Date, are listed in the specific table relating to the preferred stock shares which they own.

(10) Address is 467 Central Park West, NY, NY 10025. Based on information reported on Schedule 13G/A filed by Laurence W. Lytton with the SEC on February 15, 2022, which we do not know or have reason to believe is not complete or accurate and on which we are relying pursuant to applicable SEC regulations.

(11) Address is P.O. Box 7080, San Carlos, CA 94070. Based on information supplied to the Company by Mr. Jacinto as of April 22, 2022.

(12) Address is 902 Duke St, Shelby, North Carolina 28150-4719. All information comes from the Company’s Series A Convertible Preferred Stock stockholders list as maintained by the Company’s transfer agent.

Change of Control

The Company is not aware of any arrangements which may at a subsequent date result in a change of control of the Company.

CORPORATE GOVERNANCE

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations.

Board Leadership Structure

Our Board of Directors has the responsibility for selecting the appropriate leadership structure for the Company. In making leadership structure determinations, the Board of Directors considers many factors, including the specific needs of the business and what is in the best interests of the Company’s stockholders. Our current leadership structure is comprised of a combined Chairman of the Board and Chief Executive Officer (“CEO”), Mr. Cowart. The Board of Directors believes that this leadership structure is the most effective and efficient for the Company at this time. Mr. Cowart possesses detailed and in-depth knowledge of the issues, opportunities, and challenges facing the Company, and is thus best positioned to develop agendas that ensure that the Board of Directors’ time and attention are focused on the most critical matters. Combining the Chairman of the Board and CEO roles promotes decisive leadership, fosters clear accountability and enhances the Company’s ability to communicate its message and strategy clearly and consistently to our stockholders, particularly during periods of turbulent economic and industry conditions.

Risk Oversight

Effective risk oversight is an important priority of the Board of Directors. Because risks are considered in virtually every business decision, the Board of Directors discusses risks throughout the year generally or in connection with specific proposed actions. The Board of Directors’ approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board of Directors, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

The Board of Directors exercises direct oversight of strategic risks to the Company. The Audit Committee reviews and assesses the Company’s processes to manage business and financial risk and financial reporting risk. It also reviews the Company’s policies for risk assessment and assesses steps management has taken to control significant risks. The Compensation Committee oversees risks relating to compensation programs and policies. In each case management periodically reports to our Board or relevant committee, which provides guidance on risk assessment and mitigation. The Nominating and Corporate Governance Committee recommends the slate of director nominees for election to the Company’s Board of Directors, identifies and recommends candidates to fill vacancies occurring between annual stockholder meetings, reviews, evaluates and recommends changes to the Company’s Corporate Governance Guidelines, and establishes the process for conducting the review of the Chief Executive Officer’s performance. The Related Party Transaction Committee is charged with the review and pre-approval of any and all related party transactions. The Risk Committee assists the Board in connection with the oversight of the Company’s management of key risks, including strategic and operational risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks in connection with, among other things, sales, market dynamics, and hedging strategies (the Company’s committees are described in greater detail below under “Committees of the Board” on page 13).

Family Relationships

None of our directors are related by blood, marriage, or adoption to any other director, executive officer, or other key employees.

Arrangements between Officers and Directors

To our knowledge, there is no arrangement or understanding between any of our officers and any other person, including directors, pursuant to which the officer was selected to serve as an officer.

Other Directorships

No directors of the Company are also directors of issuers with a class of securities registered under Section 12 of the Exchange Act (or which otherwise are required to file periodic reports under the Exchange Act), except as described below in the work histories of the directors under “Proposal 1 - Election of Directors”, beginning on page 46.

Involvement in Certain Legal Proceedings

None of our executive officers or directors has been involved in any of the following events during the past ten years:

(1)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)	any conviction in a criminal proceeding or being a named subject to a pending criminal proceeding (excluding traffic violations and minor offenses);

(3)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(4)	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law;

(5)	being the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of (i) any Federal or State securities or commodities law or regulation; (ii) any law or regulation respecting financial institutions or insurance companies, including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(6)	being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section (1)(a)(40) of the Commodity Exchange Act), or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Board of Directors Meetings

The Company held four official meetings of the Board of Directors of the Company during the last fiscal year ending December 31, 2021, and took various other actions via unanimous written consents in lieu of formal meetings of the Board of Directors. Each director attended at least 75% of the total number of meetings of the Board and Board committees on which the director served. The Company has not adopted a policy requiring its directors to attend its annual meeting of stockholders. None of our directors attended last year’s annual meeting.

Board Observer Right

Pursuant to a Joint Supply and Marketing Agreement entered into with Bunker One (USA), Inc. (“Bunker One”) on January 10, 2020 (the “JSMA”), we provided Bunker One the right to have a representative attend meetings of the Board of Directors of the Company and the committees of the Board (in a non-voting observer capacity) for so long as the JSMA remains in place (the “Board Observer Right”). The Board retains the right to limit access to information and attendance at portions of the Board meetings to the Board observer at the Board’s discretion.

The JSMA has a term from May 1, 2020 to April 30, 2029, provided that the term is automatically renewable for additional five-year periods thereafter unless either party provides the other at least 120 days prior written notice of non-renewal, prior to any automatic renewal date. The agreement can also be terminated by either party upon an event of default (as described in the JSMA), subject to required ten days’ notice of such event of default and the opportunity for the breaching party to cure.

Executive Sessions of the Board of Directors

The independent members of the Board of Directors of the Company meet in executive session (with no management directors or management present) from time to time, but at least once annually. The executive sessions include whatever topics the independent directors deem appropriate.

Stockholder Communications with the Board

Our stockholders and other interested parties may communicate with members of the Board by submitting such communications in writing to our Corporate Secretary, 1331 Gemini Street, Suite 250, Houston, Texas 77058, who, upon receipt of any communication other than one that is clearly marked “Confidential,” will note the date the communication was received, open the communication, make a copy of it for our files and promptly forward the communication to the director(s) to whom it is addressed. Upon receipt of any communication that is clearly marked “Confidential,” our Corporate Secretary will not open the communication, but will note the date the communication was received and promptly forward the communication to the director(s) to whom it is addressed. If the correspondence is not addressed to any particular Board member or members, the communication will be forwarded to a Board member to bring to the attention of the Board.

Director Independence

The Board of Directors annually determines the independence of each director and nominee for election as a director, as defined in the listing standards of NASDAQ and applicable laws. The Board makes these determinations in accordance with NASDAQ’s listing standards for the independence of directors and the SEC’s rules.

In assessing director independence, the Board considers, among other matters, the nature and extent of any business relationships, including transactions conducted, between the Company and each director and between the Company and any organization for which one of our directors is a director or executive officer or with which one of our directors is otherwise affiliated.

The Board has affirmatively determined that each of Mr. Borgen, Mr. Phillips, Mr. Stratton and Mr. Harvey are independent. Due to the fact that Mr. Cowart serves as our Chief Executive Officer and President, Mr. Cowart is not independent. Due to the fact that Mr. Gregory is the General Counsel of Vertex Refining NV, LLC (“Vertex Refining Nevada”), our wholly-owned subsidiary, Mr. Gregory is not independent. A majority of the Board is comprised of independent directors.

Board Diversity Matrix

The table below provides certain highlights of the composition of our board members and nominees. Each of the categories listed in the below table has the meaning as it is used in Nasdaq Rule 5605(f).

Board Diversity Matrix (As of April 26, 2022)
Total Number of Directors	6
	Female	Male	Non- Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	—	6	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	—	6	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Code of Conduct

Pursuant to NASDAQ and SEC rules, we have adopted a Code of Ethical Business Conduct (“Code of Conduct”) that applies to all of our directors, officers and employees.

You can access our Code of Conduct on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Code of Conduct by submitting a written request to our Corporate Secretary. Additionally, the Code of Conduct was filed as an exhibit to the Company’s Form 8-K/A dated February 13, 2013, filed with the SEC on February 13, 2013 as Exhibit 14.1.

We intend to disclose any amendments to our Code of Conduct and any waivers with respect to our Code of Conduct granted to our principal executive officer, our principal financial officer, or any of our other employees performing similar functions on our website at www.vertexenergy.com within four business days after the amendment or waiver. In such case, the disclosure regarding the amendment or waiver will remain available on our website for at least 12 months after the initial disclosure. There have been no waivers granted with respect to our Code of Conduct to any such officers or employees.

Whistleblower Protection Policy

The Company adopted a Whistleblower Protection Policy (“Whistleblower Policy”) that applies to all of its directors, officers, employees, consultants, contractors and agents of the Company. You can access our Whistleblower Policy on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Whistleblower Policy by submitting a written request to our Corporate Secretary. The Whistleblower Policy has been reviewed and approved by the Board. The Company’s Whistleblower Policy was filed as an exhibit to the Company’s Form 8-K/A dated February 13, 2013, filed with the SEC on February 13, 2013 as Exhibit 14.1.

Policy on Equity Ownership

The Company does not have a policy on equity ownership at this time. However, as illustrated in the “Security Ownership of Certain Beneficial Owners and Management” table on page 6, all Named Executive Officers and directors are beneficial owners of stock of the Company.

Pledging of Shares

The ability of our directors and executive officers to pledge Company stock for personal loans and investments is inherently related to their compensation due to our use of equity awards and promotion of long-termism and an ownership culture. As such, the Company has no policies in place preventing or limiting any officer or directors’ ability to pledge their stock.

Insider Trading/Anti-Hedging Policies

All employees, officers and directors of the Company or any of our subsidiaries are subject to our Insider Trading Policy. The policy prohibits the unauthorized disclosure of any nonpublic information acquired in the workplace and the misuse of material nonpublic information in securities trading. The policy also prohibits trading in Company securities during certain pre-established blackout periods around the filing of periodic reports and the public disclosure of material information.

To ensure compliance with the policy and applicable federal and state securities laws, all individuals subject to the policy must refrain from the purchase or sale of our securities except in designated trading windows or pursuant to preapproved 10b5-1 trading plans. The anti-hedging provisions prohibit all employees, officers and directors from engaging in “short sales” of our securities.

Compensation Risk Assessment

The Compensation Committee has reviewed the relationship between our risk management policies and compensation policies and practices and concluded that we do not have any compensation policies or practices that expose us to risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Recovery and Clawback Policies

Other than legal requirements under the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”), we currently do not have any policies in place in the event of misconduct that results in a financial restatement that would have reduced a previously paid incentive amount, pursuant to which we can recoup those improper payments from our Chief Executive Officer and Chief Financial Officer. However, under the Sarbanes-Oxley Act, our CEO and CFO may be subject to clawbacks in the event of a restatement. Thus, the Board has not deemed any additional recoupment policies to be necessary. We will continue to monitor regulations and trends in this area.

COMMITTEES OF THE BOARD

Board Committee Membership

	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Related Party Transaction Committee	Risk Committee
Benjamin P. Cowart (1)
Dan Borgen	M	C	M	M
David Phillips	M	M	M	C
Christopher Stratton	C	M	C		M
Timothy C. Harvey					C
James P. Gregory

(1) Chairman of Board of Directors.

C - Chairman of Committee.

M - Member.

Website Availability of Documents

The charter for each committee of the Board identified below is available on our website at www.vertexenergy.com, under “Investor Relations” – “Governance”. Copies of the committee charters are also available for free upon written request to our Corporate Secretary. Additionally, the committee charters (other than the Risk Committee Charter and Amended Charter of the Compensation Committee) were filed as an exhibit to the Company’s Form 8-K/A dated February 13, 2013, filed with the SEC on February 13, 2013 as Exhibit 99.2. The charter of the Risk Committee was filed as Exhibit 99.2 to the Company’s Form 10-Q for the period ended September 30, 2013, filed with the SEC on November 6, 2013 and the Amended Compensation Committee Charter was filed as Exhibit 99.1 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014.

Audit Committee

The Audit Committee, which is comprised exclusively of independent directors, has been established by the Board to oversee our accounting and financial reporting processes and the audits of our financial statements.

The Board has selected the members of the Audit Committee based on the Board’s determination that the members are financially literate (as required by NASDAQ Capital Market (“NASDAQ”) rules) and qualified to monitor the performance of management and the independent auditors and to monitor our disclosures so that our disclosures fairly present our business, financial condition and results of operations.

The Board has also determined that Mr. Stratton, is an “audit committee financial expert” (as defined in the SEC rules) because he has the following attributes: (i) an understanding of generally accepted accounting principles in the United States of America (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control over financial reporting; and (v) an understanding of audit committee functions. Mr. Stratton has acquired these attributes by means of having held various positions that provided relevant experience, as described in his biographical information under “Proposal 1 - Election of Directors” below (beginning on page 46).

The Audit Committee has the sole authority, at its discretion and at our expense, to retain, compensate, evaluate and terminate our independent auditors and to review, as it deems appropriate, the scope of our annual audits, our accounting policies and reporting practices, our system of internal controls, our compliance with policies regarding business conduct and other matters. In addition, the Audit Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Audit Committee.

The Audit Committee held four meetings during the year ended December 31, 2021, and took various other actions via a unanimous written consent in lieu of a formal meeting of the committee, and is currently comprised of Messrs. Stratton (Chairman), Borgen, and Phillips.

You can access our Audit Committee Charter on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Audit Committee Charter by submitting a written request to our Corporate Secretary. Additionally, the Audit Committee Charter was filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on February 13, 2013 as Exhibit 99.2.

Compensation Committee

The Compensation Committee, which is comprised exclusively of independent directors, is responsible for the administration of our stock compensation plans, approval, review and evaluation of the compensation arrangements for our executive officers and directors and oversees and advises the Board on the adoption of policies that govern the Company’s compensation and benefit programs. In addition, the Compensation Committee has the authority, at its discretion and at our expense, to retain special legal, accounting or other advisors to advise the Compensation Committee.

The Compensation Committee held six meetings during the year ended December 31, 2021 and is currently comprised of Messrs. Borgen (Chairman), Stratton, and Phillips, each independent members of the Board of Directors.

You can access our Compensation Committee Charter on our website at www.vertexenergy.com  (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Compensation Committee Charter by submitting a written request to our Corporate Secretary. Additionally, the Amended Compensation Committee Charter was filed as an exhibit to the Company’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2014 as Exhibit 99.1.

Compensation Committee Interlocks and Insider Participation

The current members of the Compensation Committee are Messrs. Borgen (Chairman), Stratton, and Phillips, who are all independent members of our Board of Directors. No member of the Compensation Committee is an employee or a former employee of the Company, other than Mr. Stratton, who served as Chief Financial Officer of the Company from August 2009 to June 2010. During fiscal 2021, none of our executive officers (A) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; (B) served as a director of another entity, one of whose executive officers served on the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of the Company; or (C) served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of the Company.

Additionally, no Compensation Committee member (1) was, during the fiscal year, an officer or employee of the registrant; (2) was formerly an officer of the registrant (except as discussed above); or (3) had any relationship requiring disclosure by the Company under Section 404 of Regulation S-K.

Accordingly, the Compensation Committee members have no interlocking relationships required to be disclosed under SEC rules and regulations.

Nominating and Governance Committee

The Nominating and Governance Committee, which is comprised exclusively of independent directors, is responsible for identifying prospective qualified candidates to fill vacancies on the Board, recommending director nominees (including chairpersons) for each of our committees, developing and recommending appropriate corporate governance guidelines and overseeing the self-evaluation of the Board.

In considering individual director nominees and Board committee appointments, our Nominating and Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and Board committees and to identify individuals who can effectively assist the Company in achieving our short-term and long-term goals, protecting our stockholders’ interests and creating and enhancing value for our stockholders. In so doing, the Nominating and Governance Committee considers a person’s diversity attributes (e.g., professional experiences, skills, background, race and gender) as a whole and does not necessarily attribute any greater weight to one attribute. Moreover, diversity in professional experience, skills and background, and diversity in race and gender, are just a few of the attributes that the Nominating and Governance Committee takes into account. In evaluating prospective candidates, the Nominating and Governance Committee also considers whether the individual has personal and professional integrity, good business judgment and relevant experience and skills, and whether such individual is willing and able to commit the time necessary for Board and Board committee service.

While there are no specific minimum requirements that the Nominating and Governance Committee believes must be met by a prospective director nominee, the Nominating and Governance Committee does believe that director nominees should possess personal and professional integrity, have good business judgment, have relevant experience and skills, and be willing and able to commit the necessary time for Board and Board committee service. Furthermore, the Nominating and Governance Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in various areas. We believe our current directors possess diverse professional experiences, skills and backgrounds, in addition to (among other characteristics) high standards of personal and professional ethics, proven records of success in their respective fields and valuable knowledge of our business and our industry.

The Nominating and Governance Committee uses a variety of methods for identifying and evaluating director nominees. The Nominating and Governance Committee also regularly assesses the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or other circumstances. In addition, the Nominating and Governance Committee considers, from time to time, various potential candidates for directorships. Candidates may come to the attention of the Nominating and Governance Committee through current Board members, professional search firms, stockholders or other persons. These candidates may be evaluated at regular or special meetings of the Nominating and Governance Committee and may be considered at any point during the year.

The Committee evaluates director nominees at regular or special Committee meetings pursuant to the criteria described above and reviews qualified director nominees with the Board. The Committee selects nominees that best suit the Board’s current needs and recommends one or more of such individuals for election to the Board.

The Committee will consider candidates recommended by stockholders, provided the names of such persons, accompanied by relevant biographical information, and other information as required by the Company’s Bylaws, are properly submitted in writing to the Secretary of the Company in accordance with the manner described for stockholder proposals under “Stockholders Proposals For 2023 Annual Meeting” on page 55 below. The Secretary will send properly submitted stockholder recommendations to the Committee. Individuals recommended by stockholders in accordance with these procedures will receive the same consideration received by individuals identified to the Committee through other means. The Committee also may, in its discretion, consider candidates otherwise recommended by stockholders without accompanying biographical information, if submitted in writing to the Secretary.

In addition, the Company’s Bylaws permit stockholders to nominate directors at an annual meeting of stockholders or at a special meeting at which directors are to be elected in accordance with the notice of meeting pursuant to the requirements of the Company’s Bylaws and applicable NASDAQ and SEC rules and regulations.

The Nominating and Governance Committee did not hold a meeting during the year ended December 31, 2021, but did take various actions via a unanimous written consent in lieu of a formal meeting of the committee. The Nominating and Governance Committee is currently comprised of Messrs. Stratton (Chairman), Borgen, and Phillips, each independent members of the Board of Directors.

You can access our Nominating and Governance Committee Charter on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Nominating and Governance Committee Charter by submitting a written request to our Corporate Secretary. Additionally, the Nominating and Governance Committee Charter was filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on February 13, 2013 as Exhibit 99.2.

Related Party Transaction Committee

The Related Party Transaction Committee is required to include at least two “independent directors” (defined to mean any individual who does not beneficially own more than 5% of the outstanding voting shares of the Company, is not employed by, or an officer of, the Company or any entity related to Benjamin P. Cowart, is not a director or manager of any such company, is not a family member of Mr. Cowart, and would qualify as an “Independent Director” as defined in the rules and regulations of NASDAQ). This Related Party Transaction Committee is charged with the review and pre-approval of any and all related party transactions, including, but not limited to those between the Company and any “affiliates” and “associates” of the Company, as defined in Rule 405 of the Securities Act.

The Related Party Transaction Committee did not hold any meetings during the year ended December 31, 2021. The Related Party Transaction Committee is currently comprised of Messrs. Phillips (Chairman), and Borgen, each independent members of the Board of Directors.

You can access our Related Party Transaction Committee Charter on our website at www.vertexenergy.com (“Investor Relations” - “Corporate Governance”), and any stockholder who so requests may obtain a free copy of our Related Party Transaction Committee Charter by submitting a written request to our Corporate Secretary. Additionally, the Related Party Transaction Committee Charter was filed as an exhibit to the Company’s Form 8-K/A filed with the SEC on February 13, 2013 as Exhibit 99.2.

Risk Committee

The Risk Committee’s role is to assist the Board in connection with the oversight of the Company’s management of key risks, including strategic and operational risks, as well as the guidelines, policies and processes for monitoring and mitigating such risks in connection with, among other things, sales, market dynamics, and hedging strategies.

Subject to the sole determination of the Board and where applicable, the Audit Committee, the principal responsibilities and functions of the Risk Committee are to review and discuss with management the Company’s risk governance structure, risk assessment and risk management practices, the guidelines, policies and processes for risk assessment and risk management and the effectiveness of applicable risk management frameworks; to review and discuss with management the Company’s risk appetite, tolerance and strategy relating to key risks, including credit risk, legal risk, regulatory risk, operational risk, liquidity and funding risk, market risk, product and sales risk, risk relating to hedging transactions and reputational risk, as well as the guidelines, policies and processes for monitoring and mitigating such risks; to review at least yearly, the major risk exposures of the Company and its business units, including market, credit, operational, liquidity, funding, and reputational risk, against established risk measurement methodologies and the steps management has taken to monitor and control such exposures; to assess whether compliance and risk mitigation programs and initiatives are fulfilling their purpose or require any modification, and suggest remedial action where necessary; to review disclosure regarding risk contained in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, if any; and to review reports on selected risk topics as the Committee deems appropriate from time to time; to discharge any other duties or responsibilities delegated to the Committee by the Board.

The Risk Committee held one meeting during the year ended December 31, 2021. The Risk Committee is currently comprised of Messrs. Harvey (Chairman) and Stratton, each independent members of the Board of Directors.

The Risk Committee Charter was filed as an exhibit to the Company’s Form 10-Q for the period ended September 30, 2013, filed with the SEC on November 6, 2013 as Exhibit 99.2 thereto, and any stockholder who so requests may obtain a free copy of our Risk Committee Charter by submitting a written request to our Corporate Secretary.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following table sets forth certain information with respect to our executive officers.

Name	Position	Age
Benjamin P. Cowart	President and Chief Executive Officer	53
Chris Carlson	Chief Financial Officer and Secretary	49
John Strickland	Chief Operating Officer	68

BENJAMIN P. COWART, PRESIDENT AND CHIEF EXECUTIVE OFFICER

Information regarding Mr. Cowart is set forth in “Proposal No. 1 – Election of Directors”, below (beginning on page 46).

CHRIS CARLSON – CHIEF FINANCIAL OFFICER AND SECRETARY — Mr. Carlson has served as our Secretary since our inception and Chief Financial Officer since June 2010. Mr. Carlson brings a range of experience to his role with the Company. Mr. Carlson worked for Vertex Holdings, L.P. (“Holdings”) as the Vice President of Finance prior to the April 16, 2009, merger between Holdings, the Company, World Waste Technologies, Inc. (“World Waste”) and Vertex Merger Sub, LLC (the “Merger”) where he oversaw the administrative functions of the Company, including legal and banking, a position which he had held since October 2001. Mr. Carlson worked for FuelQuest, Inc. before joining Holdings in 2001. There he worked as a Project Lead managing implementations of e-commerce services for new customers. In addition, he also planned and developed testing requirements for e-commerce applications. Mr. Carlson was with Pagenet, a wireless communications company prior to FuelQuest, Inc., where he worked as a Strategic Account Supervisor. Mr. Carlson earned his BS degree in Business Finance from the University of Houston.

JOHN STRICKLAND – CHIEF OPERATING OFFICER — Mr. Strickland was appointed as Chief Operating Officer of the Company effective on October 1, 2015. Mr. Strickland served as our Manager of Supply from the date of our April 16, 2009 merger transaction with Holdings. Prior to the consummation of the merger, Mr. Strickland had worked with Holdings as its Manager of Supply since October 2007. Prior to joining Holdings, Mr. Strickland was employed by Texpar Energy L.L.C., first as General Manager from November 1999 to November 2003, and then as Project Manager from November 2003 to October 2007. From 1986 to 1999, he was the General Manager and Vice-President of Sellers Oil Inc., then one of the largest recycling and fuel marketers of used oil and #6-fuel oil in the southeast. Mr. Strickland has over 21 years of experience in management roles of developing companies in the recycling of used oils and the fuel blending business. In his various positions, he has developed used oil collection fleets, environment services (non-hazardous), terminal business of #6-oil from water ports and helped develop software for used oil collection fleets.

AUDIT COMMITTEE REPORT

The Audit Committee, which is comprised exclusively of independent directors, represents and assists the Board of Directors in fulfilling its responsibilities for general oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, the performance of the Company’s internal audit function and independent registered public accounting firm, and risk assessment and risk management. The Audit Committee manages the Company’s relationship with its independent registered public accounting firm (which reports directly to the Audit Committee). The Audit Committee has the authority to obtain advice and assistance from outside legal, accounting or other advisors as the Audit Committee deems necessary to carry out its duties and receives appropriate funding, as determined by the Audit Committee, from the Company for such advice and assistance.

In connection with the audited financial statements of the Company for the year ended December 31, 2021, the Audit Committee of the Board of Directors of the Company (1) reviewed and discussed the audited financial statements with the Company’s management and the Company’s independent auditors; (2) discussed with the Company’s independent auditors the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the Securities and Exchange Commission; (3) received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the PCAOB regarding the independent auditors’ communications with the Audit Committee concerning independence; (4) discussed with the independent auditors the independent auditors’ independence; and (5) considered whether the provision of non-audit services by the Company’s principal auditors is compatible with maintaining auditor independence.

Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, that the audited financial statements for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

The undersigned members of the Audit Committee have submitted this Report to the Board of Directors.

The Audit Committee of Vertex Energy, Inc.

/s/ Christopher Stratton (Chairman)

/s/ Dan Borgen

/s/ David Phillips

EXECUTIVE AND DIRECTOR COMPENSATION

Compensation Discussion and Analysis

This section explains our executive compensation program and specifically describes the application of that program to the Named Executive Officers (defined below under “Summary Executive Compensation Table” on page 25) whose compensation information is presented in the tables and narrative discussion below in accordance with Securities and Exchange Commission rules.

Objectives and Philosophy of Our Executive Compensation Program

 The Compensation Committee seeks to achieve three broad objectives in connection with our executive compensation program. First, to reward executives for the achievement of business objectives. Second, the program is intended to provide executives with equity incentives so as to link a portion of the executive’s compensation with the future performance of the Company. Third, the Compensation Committee structures its executive program to enable the Company to attract and retain valuable employees and remain competitive within our industry.

We have entered into employment agreements with our executive officers. These employment agreements establish annual base salary and annual bonus amounts (or provide the Compensation Committee authority to grant discretionary bonuses) that the Compensation Committee may increase from time to time in their sole discretion. In general, the Compensation Committee has tied potential bonus compensation to performance factors, including the executive officers’ efforts and contributions towards obtaining corporate objectives and our performance (mainly the increase in our net income year-over-year).

In making compensation decisions, the Compensation Committee considers a number of factors, one is to keep the executive officer compensation program well-defined and easily understood and to link each executive’s compensation to the success of the business, with a focus on continuous growth and development of sustainable stockholder value. Our Compensation Committee determines the amount of each element of compensation, as well as the overall mix of compensation elements.

Components of our Executive Compensation Program

The primary elements of our executive compensation program are:

●	base salary;
●	annual cash incentive bonuses;
●	long-term and equity-based incentives, including stock options;
●	severance benefits; and
●	medical and other insurance benefits.

These elements have been chosen to foster the potential for both current and long-term payouts and to attract and retain executive talent. We do not have any policy or target for allocating compensation between long-term and short-term compensation, between cash and non-cash compensation or among the different forms of non-cash compensation. Instead, the Compensation Committee determines what it believes to be the appropriate level and mix of the various compensation components based on its review of compensation of similarly situated executives in our peer group, the advice of consultants and our compensation philosophy described above. Our compensation strategy is designed to offer competitive compensation packages to attract, motivate and reward qualified employees who contribute significant value to us and reward performance, such as attainment of business and individual associate goals, business results, leadership, and strong relationships with clients, and is not based on rewarding seniority.

Base Salary

We use base salaries to recognize the experience, skills, knowledge and responsibilities of our executive officers. None of our Named Executive Officers is currently party to an employment agreement that provides for automatic or scheduled increases in base salary. The base salaries of our executives have not varied widely from year to year as described below under “Summary Executive Compensation Table” on page 25.

On an annual basis, our Compensation Committee reviews and evaluates for adjustment the base salaries of our executives based on the scope of an executive’s responsibilities, individual contribution, prior experience and sustained performance. Base salaries are also reviewed and adjusted, as deemed appropriate, in the case of promotions or other significant changes in responsibility. No formulaic base salary increases are provided to our Named Executive Officers. In making decisions regarding salary increases, we may also draw on the experiences of members of our Board of Directors with other companies and the peer group compensation data reviewed by the Compensation Committee.

The long-term incentive awards in our compensation program are around incentives that we believe will also drive stockholder value. Performance stock options when issued do not accrue value to the executive officer unless and until stockholder value is created through company performance (i.e., all stock options are granted at or above market price on the date of issuance). We also believe that an executive officer should hold an equity stake in the Company to further motivate the creation of stockholder value, provided that we do not have a formal policy in place requiring such ownership.

Annual Cash Incentive Bonuses

A significant portion of the total compensation of our Named Executive Officers has historically been directly linked to Company performance in the form of cash incentive bonus payments. We believe this provides our executives an opportunity to earn above peer average compensation if the Company delivers superior results.

We link a significant portion of our executives’ cash compensation to the Company’s performance, as measured for our Named Executive Officers (and certain high-level employees) other than our Chief Executive Officer, by our year-over-year net income growth (less certain items not directly effecting net income, such as income tax benefit). Our high-level employees and executives have the ability, in the discretion of the Compensation Committee, to earn bonuses based on certain pre-determined percentages of their base salary, which aggregate bonuses for all executives and all high-level employees is determined based on multiple subjective criteria, which include but are not limited to, financial performance, increases in stockholder value (i.e., stock price), growth in market share, regulatory compliance, and health, safety and environmental performance.

The annual bonuses for our Chief Executive Officer and other executive officers are determined in the sole discretion of the Compensation Committee, based on the Company’s annual performance and from time to time, based on the advice of consultants, and the bonuses paid to chief executive officers and other officers in the Company’s peer group. Cash bonuses were paid to certain of our executive officers for fiscal 2021, 2020 and 2019, as described below under “Summary Executive Compensation Table”, beginning on page 25. For the years noted above, the following criteria were analyzed and reviewed by the Compensation Committee in determining cash incentive bonuses: market share growth in each of our divisions, health safety and environmental performance, EBITDA/net income against projections, as well as year-over-year performance.

Long-Term and Equity-Based Incentives

Our equity compensation program is a broad-based, long-term employee retention program that is intended to attract, retain and motivate our employees, officers and directors and to align their interests with those of our stockholders. We believe that our equity program is critical to our efforts to hire and retain the best talent in the extremely competitive used oil industry. We use stock options as a way to reward long-term value creation. Consistent with our Compensation Committee’s desire to tie pay to performance, the value of option awards is directly linked to the long-term performance of our stock price. While we have not previously issued restricted stock or equity awards other than stock options, the Compensation Committee reserves the right to issue such securities in the future, in the event it determines that such securities are beneficial to the Company’s compensation program.

Historically, the Compensation Committee has granted stock options once per year during the second quarter; provided that the Compensation Committee also grants stock options from time to time, in its sole discretion, based on the Company’s performance, the length of time prior stock options have been outstanding, the amount of stockholder dilution which would result from the grant of such stock options and our stock price. Notwithstanding the above, the Compensation Committee has historically sought to grant stock options to new hirees/appointees shortly after their engagement/appointment. Historically, all stock awards have a term of ten years (five years for greater than 10% stockholders), are granted at market (or 10% above in the event of greater than 10% stockholders), and vest at the rate of 1/4th of such options each year for four years, assuming such holders continue to be employed by/provide services to us.

We believe that meaningful vesting periods encourage recipients to remain with the Company over the long term. Because the value of the awards is based on our stock price, stock options encourage recipients to focus on achievement of longer-term goals, such as strategic opportunities, technological innovation and stockholder return.

Grants of stock options (and other equity awards) are made under our Equity Incentive Plans and the plans are administered pursuant to Rule 16b-3 of the Exchange Act. When considering the grant of stock-based awards, the Compensation Committee gives consideration to our overall performance and the performance of individual employees. The following criteria has historically been used by the Compensation Committee for the purposes of analyzing and determining cash incentive bonuses: volume/market share growth in each of our divisions, health safety and environmental performance, EBITDA/net income versus projections, as well as year-over-year performance.

Severance Benefits

Our employment agreements with our Named Executive Officers generally provide for severance pay (for 12 months) upon the termination of such Named Executive Officers employment with us without cause or by the executives for good reason (as described in such agreements). Upon the termination of a Named Executive Officer’s employment agreement during the twelve-month period following a change of control or in anticipation of a change of control (as defined therein), we are required to pay a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of such executive officer’s current base salary and the amount of the last bonus payable to such executive. Severance benefits are consistent with the Company’s peer group, and intended to provide the executives a comfort level that their employment will not be terminated without cause, unless they receive severance pay sufficient for them to relocate if necessary and/or find alternative employment.

Benefits and Other Compensation

We maintain broad based benefits that are provided to all employees, including health and dental insurance, life and disability insurance and a 401(k) plan. Our executive officers are eligible to participate in all of our employee benefit plans.

Chief Executive Officer Compensation

Benjamin P. Cowart’s compensation is determined by our Compensation Committee. As is the case with respect to the executive officers, our Chief Executive Officer’s compensation is based upon both our operating performance and his individual performance. The Chief Executive Officer’s compensation consists of the same elements identified above with respect to executive officers: salary, an annual incentive bonus, and, in some years, grants of stock options. The determination of salary and the grant of stock-based awards, if any, are subjective and not based upon any specific formula or guidelines, provided the Compensation Committee does take into account the performance of the Company and the Chief Executive Officer, our peer group and the advice of consultants.

Say-on-pay Voting Outcome

As part of the process for determining compensation for the Named Executive Officers for 2021, 2020 and 2019, the Compensation Committee considered the most recent “say-on-pay” non-binding stockholder advisory vote held in June 2019 regarding the Named Executive Officers’ 2018 compensation. The resolution approving 2019 executive compensation received approval of 54.0% of the total stockholder vote, including 99.5% of the total number of votes cast by stockholders on the proposal.

Additionally, as a total of 9,906,541 shares (or 54.2% of the shares voting on such proposal) were voted at the 2019 annual meeting to recommend that advisory votes on the compensation of the Company’s named executive officers (“Compensation Frequency”) be held every three years, the Board of Directors determined, as was recommended with respect to the proposal by the Company’s Board of Directors in the proxy statement for the 2019 annual meeting, and in connection with the option that received the highest number of votes, that the Company will hold future say-on-pay votes each three years, until the occurrence of the next advisory vote on the frequency of say-on-pay votes, which is being held this year.

Benchmarking

In making its compensation determinations, the Compensation Committee annually reviews the total compensation that each of our executives is eligible to receive against the compensation levels of comparable positions of a peer group of companies. The Compensation Committee seeks to select peer companies that are publicly-traded, headquartered in the United States, operate in the used oil or environmental services industry, compete with us for talent, and are similar to the Company in their product and services offerings, business model, revenue size and market capitalization. The composition of the peer group is reviewed annually by the Compensation Committee.

The peer group used by the Compensation Committee in fiscal 2021 to evaluate compensation is:

Casella Waste Systems Inc.	CECO Environmental Corp.
Perma-fix Environmental Services	US Ecology, Inc.
Clean Diesel Technologies	Heritage-Crystal Clean
Flotek Industries, Inc.	Nuverra Environmental Solutions
Quest Resource Holding Corp	Trecora Resources

Role of Chief Executive Officer and Other Officers

The Compensation Committee considers input from our Chief Executive Officer in making determinations regarding our executive compensation program and the individual compensation of each executive officer, other than our Chief Executive Officer. The Compensation Committee makes the final determination of Named Executive Officer compensation. The Compensation Committee has sole discretion to set the compensation levels of our Chief Executive Officer.

Role of Independent Consultant

During 2014, the Compensation Committee engaged Meridian Compensation Partners LLC (“Meridian”) as its independent compensation consultant. Meridian reports solely to the Compensation Committee, and the Compensation Committee determines the scope of Meridian’s engagement, which includes:

●	Providing input into compensation program design discussions and individual compensation actions, as needed.
●	Providing benchmarking (e.g., peer company) data on executive compensation for the Compensation Committee to use in its decision-making process.
●	Keeping the Compensation Committee apprised of trends and other developments affecting executive compensation.

The Compensation Committee has evaluated the independence of Meridian based on the SEC’s factors affecting independence and has concluded that Meridian is independent and that there are no conflicts of interests associated with Meridian’s engagement.

Employment Agreements

We typically enter into employment agreements with all of our Named Executive Officers (defined below under “Summary Executive Compensation Table” on page 25). Refer to “Employment Agreements” beginning on page 26 below for further details.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed and discussed the Company’s Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 (by incorporation by reference) and proxy statement for the Company’s 2022 Annual Meeting of Stockholders, as filed with the Securities and Exchange Commission.

Respectfully submitted,

The Compensation Committee of Vertex Energy, Inc.

/s/ Dan Borgen, Chairman

/s/ David Phillips

/s/ Christopher Stratton

EXECUTIVE COMPENSATION

Summary Executive Compensation Table

The following table sets forth information concerning the compensation of (i) all individuals serving as the Company’s principal executive officer or acting in a similar capacity during the last completed fiscal year (“PEO”), regardless of compensation level; (ii) all individuals serving as the Company’s principal financial officer or acting in a similar capacity during the last completed fiscal year (“PFO”), regardless of compensation level; (iii) the Company’s three most highly compensated executive officers other than the PEO and PFO who were serving as executive officers at the end of the last completed fiscal year (provided that the Company only had three total executive officers for the year ended December 31, 2021 as well as currently); and (iv) up to two additional individuals for whom disclosure would have been provided pursuant to paragraph (iii) of but for the fact that the individual was not serving as an executive officer of the Company at the end of the last completed fiscal year (collectively, the “Named Executive Officers”), for the years ended December 31, 2021, 2020 and 2019.

Name and Principal Position	Year Ended December 31	Salary ($)	Bonus ($)	Option Awards ($)(2)	All Other Compensation ($)(1)		Total ($)
Benjamin P.	2021	$366,180	$205,900	$120,138	$38,777	(3)	$730,995
Cowart	2020	$358,990	$113,410	$99,854	$40,007	(4)	$612,261
Chairman,	2019	$351,951	$149,164	$72,365	$39,049	(4)	$612,529
CEO,
and President

Chris Carlson	2021	$238,680	$127,112	$107,056	$49,662	(5)	$522,510
Chief	2020	$233,610	$77,713	$83,217	$46,930	(6)	$441,470
Financial	2019	$229,556	$98,720	$71,869	$43,141	(6)	$443,286
Officer and
Secretary

John	2021	$245,820	$252,000	$67,323	$38,977	(7)	$604,120
Strickland	2020	$241,120	$79,290	$86,336	$38,027	(6)	$444,773
Chief	2019	$236,385	$112,588	$58,885	$36,094	(6)	$443,952
Operating
Officer

(1) Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000. None of our executive officers received any stock awards, non-equity incentive plan compensation or any change in pension value and nonqualified deferred compensation during the periods presented.

(2) Represents the fair value of the grant of certain options to purchase shares of our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.

(3) Includes $10,602 of 401(k) contributions and $28,175 of health insurance premiums paid on behalf of Mr. Cowart.

(4) Other compensation includes health insurance premiums and 401(k) contributions.

(5) Includes $7,996 of 401(k) contributions, $33,416 of health insurance premiums paid on behalf of Mr. Carlson, and $8,250 of car allowance paid to Mr. Carlson.

(6) Other compensation includes health insurance premiums and a monthly car allowance and 401(k) contributions.

(7) Includes $8,698 of 401(k) contributions, $23,129 of health insurance premiums paid on behalf of Mr. Strickland, and $7,150 of car allowance paid to Mr. Strickland.

Employment Agreements

Benjamin P. Cowart, Chief Executive Officer and President

On August 7, 2015, we entered into an Executive Employment Agreement with Benjamin P. Cowart, our Chief Executive Officer and President (Mr. Cowart’s prior employment agreement had expired on April 16, 2014; provided that the parties had agreed to continue operating under the terms of the prior agreement until a new agreement was entered into). The agreement, which provides for Mr. Cowart to serve as our Chief Executive Officer, had a term extending through December 31, 2018, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement. As neither party has provided notice of non-renewal, the employment agreement renewed for additional one year periods on December 31, 2019, 2020 and 2021, and currently has a term continuing through December 31, 2022, subject to additional automatic renewal(s) if not terminated as provided in the agreement prior to December 31, 2022.

Pursuant to the terms of the agreement, Mr. Cowart’s annual compensation package currently includes (1) a base salary of $366,180 per year, subject to annual increases as determined in the sole discretion of the Compensation Committee, and (2) a bonus payment to be determined in the sole discretion of the Compensation Committee in an annual targeted amount of $214,320, subject to the compliance by Mr. Cowart with performance goals that may be established by the Compensation Committee from time to time, provided no goals have been established to date, and that in the absence of performance goals, the amount of such bonus would be wholly determined in the discretion of the Compensation Committee. Mr. Cowart is also paid an automobile allowance of $750 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans. The Board of Directors and/or Compensation Committee may also authorize bonuses payable to Mr. Cowart from time to time in their discretion, in cash or securities.

Mr. Cowart’s compensation under his employment agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement. Mr. Cowart may receive bonuses from time to time, in the discretion of the Board and/or Compensation Committee in cash, stock, or options.

The agreement prohibits Mr. Cowart from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement. “Restricted Services” means the collection, trading, purchasing, processing, storing, aggregation, transportation, manufacture, distribution, recycling, storage, refinement, re-refinement and sale of Restricted Products, dismantling, demolition, decommission and marine salvage services and any other services that we or our subsidiaries have provided or are researching, developing, performing and/or providing at any time during the two years immediately preceding the date of termination, or which Mr. Cowart has obtained any trade secret or other confidential information about at any time during the two years immediately preceding the date of termination of the agreement. “Restricted Products” means used motor oil, petroleum by-products, vacuum gas oil, aggregated feedstock and re-refined oil products, gasoline blendstock, pygas and fuel oil cutterstock, oil filters, engine coolant and/or other hydrocarbons and any other product, that we or our subsidiaries have provided or are researching, developing, manufacturing, distributing, refining, re-refining, aggregating, purchasing, selling and/or providing at any time during the two years immediately preceding the date the agreement is terminated, or which Mr. Cowart obtained any trade secret or other confidential information in connection with at any time during the two years immediately preceding the date of termination of the agreement.

We may terminate Mr. Cowart’s employment (a) for “cause” (which is defined to include, a material breach of the agreement by Mr. Cowart, any act of misappropriation of funds or embezzlement by Mr. Cowart, Mr. Cowart committing any act of fraud, or Mr. Cowart being indicted of, or pleading guilty or nolo contendere with respect to, theft, fraud, a crime involving moral turpitude, or a felony under federal or applicable state law); (b) in the event Mr. Cowart suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Cowart.

Mr. Cowart may terminate his employment (a) for “good reason” (i.e., (i) if his position or duties are modified to such an extent that his duties are no longer consistent with the position of CEO of the Company, (ii) there has been a material breach by us of a material term of the agreement or Mr. Cowart reasonably believes that we are violating any law which would have a material adverse effect on our operations and such violation continues uncured thirty days after such breach and after notice thereof has been provided to us by Mr. Cowart, or (iii) Mr. Cowart’s compensation is reduced without his consent, or we fail to pay to Mr. Cowart any compensation due to him upon five days written notice from Mr. Cowart informing us of such failure); provided, however, prior to any such termination by Mr. Cowart for “good reason”, Mr. Cowart must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Cowart’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Cowart’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Cowart’s death or disability) during the twelve month period following a Change of Control (a “Change of Control Termination”) or in anticipation of a Change of Control, we are required to pay Mr. Cowart, within 60 days following the later of (x) the date of such Change of Control Termination; and (y) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Cowart (the “Change of Control Payment”), which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. If Mr. Cowart’s employment terminates due to a Change of Control Termination within six (6) months prior to a Change of Control, it will be deemed to be “in anticipation of a Change of Control” for all purposes. In addition, in the event of a Change of Control, all of Mr. Cowart’s equity-based compensation immediately vests to Mr. Cowart and any outstanding stock options held by Mr. Cowart can be exercised by Mr. Cowart until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Cowart’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Cowart a lump sum payment, payable on the same date as the Change of Control Payment, equal to the black scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Cowart on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. “Change of Control” for the purposes of the agreement means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board of Directors; (b) a merger or consolidation of us whether or not approved by our Board of Directors, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our stockholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors on August 7, 2015, except in the event that such slate of directors is proposed by a committee of the Board of Directors; provided that if the definition of “Change of Control” in our Stock Incentive Plans or Equity Compensation Plans is more favorable than the definition above, then such definition shall be controlling.

If Mr. Cowart’s employment is terminated by Mr. Cowart for “good reason”, or by us without “cause”, (a) Mr. Cowart is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for twelve (12) months or otherwise until such obligation ceases. Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Cowart will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances.

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Cowart is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Cowart will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement. Accordingly, Mr. Cowart could be in a position to use industry experience gained while working with us to compete with us.

Chris Carlson, Chief Financial Officer and Secretary

On August 7, 2015, we entered into an Executive Employment Agreement with Chris Carlson, our Chief Financial Officer and Secretary (Mr. Carlson’s prior employment agreement had expired on April 1, 2015; provided that the parties had agreed to continue operating under the terms of the prior agreement until a new agreement was entered into). The agreement, which provides for Mr. Carlson to serve as our Chief Financial Officer, had a term extending through December 31, 2018, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement. As neither party has provided notice of non-renewal, the employment agreement renewed for additional one year periods on December 31, 2019, 2020 and 2021, and currently has a term continuing through December 31, 2022, subject to additional automatic renewal(s) if not terminated as provided in the agreement prior to December 31, 2022.

Pursuant to the terms of the agreement, Mr. Carlson’s annual compensation package includes (1) a base salary of $238,680 per year, subject to annual increases as determined in the sole discretion of the Compensation Committee, and (2) a bonus payment to be determined in the sole discretion of the Compensation Committee in an annual targeted amount of $132,350, subject to the compliance by Mr. Carlson with performance goals that may be established by the Compensation Committee from time to time, provided no goals have been established to date, and that in the absence of performance goals, the amount of such bonus would be wholly determined in the discretion of the Compensation Committee. Mr. Carlson is also paid an automobile allowance of $750 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans. The Board of Directors and/or Compensation Committee may also authorize bonuses payable to Mr. Carlson from time to time in their discretion, in cash or securities.

Mr. Carlson’s compensation under his employment agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement. Mr. Carlson may receive bonuses from time to time, in the discretion of the Board and/or Compensation Committee in cash, stock, or options.

The agreement prohibits Mr. Carlson from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement.

We may terminate Mr. Carlson’s employment (a) for “cause”; (b) in the event Mr. Carlson suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Carlson.

Mr. Carlson may terminate his employment (a) for “good reason”; provided, however, prior to any such termination by Mr. Carlson for “good reason”, Mr. Carlson must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Carlson’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Carlson’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Carlson’s death or disability) during the twelve month period following a Change of Control or in anticipation of a Change of Control, we are required to pay Mr. Carlson, within 60 days following the later of (x) the date of such Change of Control Termination; and (y) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Carlson, which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. In addition, in the event of a Change of Control, all of Mr. Carlson’s equity-based compensation immediately vests to Mr. Carlson and any outstanding stock options held by Mr. Carlson can be exercised by Mr. Carlson until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Carlson’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Carlson a lump sum payment, payable on the same date as the Change of Control Payment, equal to the black scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Carlson on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired.

If Mr. Carlson’s employment is terminated pursuant to his death, disability, the end of the initial term (or any renewal term), without “good reason” by Mr. Carlson, or by us for “cause”, Mr. Carlson is entitled to all salary accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which Mr. Carlson was participating as of the termination date. Additionally, any unvested stock options or equity compensation held by Mr. Carlson immediately terminate and are forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) are subject to the terms and conditions set forth in the applicable Stock Incentive Plan or Equity Compensation Plan, or award agreement, as such may describe the rights and obligations upon termination of employment of Mr. Carlson.

If Mr. Carlson’s employment is terminated by Mr. Carlson for “good reason”, or by us without “cause”, (a) Mr. Carlson is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for twelve (12) months following the termination date, payable in accordance with our normal payroll practices and policies; (b) Mr. Carlson is entitled to the pro rata amount of any cash bonus which would be payable to Mr. Carlson had he remained employed for an additional twelve months following the termination date; and (c) provided Mr. Carlson elects to receive continued health insurance coverage through COBRA, we are required to pay Mr. Carlson’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months following the termination date; provided, however, that if at any time Mr. Carlson is covered by a substantially similar level of health insurance through subsequent employment or otherwise such obligation ceases. Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Carlson will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances.

The definitions of “Restricted Services”, “Restricted Products”, “cause”, “good reason”, “Change of Control Termination”, “Change of Control Payment”, “in anticipation of a Change of Control”, and “Change of Control” in Mr. Carlson’s employment agreement are identical to those in Mr. Cowart’s employment agreement as described above.

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Carlson is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Carlson will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement.

John Strickland, Chief Operating Officer

Effective on October 16, 2015, the Compensation Committee of the Board of Directors of the Company approved the Company’s entry into an Executive Employment Agreement with John Strickland, who was appointed as the Company’s Chief Operating Officer effective October 1, 2015. The employment agreement, which had an effective date of October 1, 2015, amended and replaced a prior employment agreement which was previously in place with Mr. Strickland and has the following terms:

The employment agreement had a term extending through December 31, 2018, provided that the agreement automatically extends for additional one-year terms thereafter in the event neither party provides the other at least 60 days prior notice of their intention not to renew the terms of the agreement. As neither party has provided notice of non-renewal, the employment agreement renewed for additional one year periods on December 31, 2019, 2020 and 2021, and currently has a term continuing through December 31, 2022, subject to additional automatic renewal(s) if not terminated as provided in the agreement prior to December 31, 2022.

Pursuant to the terms of the agreement, Mr. Strickland’s annual compensation package includes (1) a base salary of $245,820 per year, subject to annual increases as determined in the sole discretion of the Compensation Committee, and (2) a bonus payment to be determined in the sole discretion of the Compensation Committee in an annual targeted amount of $164,440, subject to the compliance by Mr. Strickland with performance goals that may be established by the Compensation Committee from time to time, provided no goals have been established to date, and that in the absence of performance goals, the amount of such bonus would be wholly determined in the discretion of the Compensation Committee. Mr. Strickland is also paid an automobile allowance of $650 per month during the term of the agreement and is eligible to participate in our stock option plan and other benefit plans. The Board of Directors and/or Compensation Committee may also authorize bonuses payable to Mr. Strickland from time to time in their discretion, in cash or securities.

Mr. Strickland’s compensation under his employment agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement. Mr. Strickland may receive bonuses from time to time, in the discretion of the Board and/or Compensation Committee in cash, stock, or options.

The agreement prohibits Mr. Strickland from competing against us during the term of the agreement and for a period of twelve months after the termination of the agreement in any state and any other geographic area in which we or our subsidiaries provide Restricted Services or Restricted Products, directly or indirectly, during the twelve months preceding the date of the termination of the agreement.

We may terminate Mr. Strickland’s employment (a) for “cause”; (b) in the event Mr. Strickland suffers a physical or mental disability which renders him unable to perform his duties and obligations for either 90 consecutive days or 180 days in any 12-month period; (c) for any reason without “cause”; or (d) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above. The agreement also automatically terminates upon the death of Mr. Strickland.

Mr. Strickland may terminate his employment (a) for “good reason”; provided, however, prior to any such termination by Mr. Strickland for “good reason”, Mr. Strickland must first advise us in writing (within 15 days of the occurrence of such event) and provide us 15 days to cure (5 days in connection with the reduction of Mr. Strickland’s salary or the failure to pay amounts owed to him)); (b) for any reason without “good reason”; and (c) upon expiration of the initial term of the agreement (or any renewal) upon notice as provided above.

In the event that Mr. Strickland’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of Mr. Strickland’s death or disability) during the twelve month period following a Change of Control or in anticipation of a Change of Control, we are required to pay Mr. Strickland, within 60 days following the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to Mr. Strickland, which amount is due within 60 days of the later of (i) the date of such Change of Control Termination; and (ii) the date of such Change of Control. In addition, in the event of a Change of Control, all of Mr. Strickland’s equity-based compensation immediately vests to Mr. Strickland and any outstanding stock options held by Mr. Strickland can be exercised by Mr. Strickland until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if Mr. Strickland’s employment ends in anticipation of a Change of Control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay Mr. Strickland a lump sum payment, payable on the same date as the Change of Control Payment, equal to the black scholes value of the expired and unexercised equity compensation awards and stock options held by Mr. Strickland on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. “Change of Control” for the purposes of the agreement means: (a) any person obtaining beneficial ownership representing more than 50% of the total voting power represented by our then outstanding voting securities without the approval of not fewer than two-thirds of our Board of Directors; (b) a merger or consolidation of us whether or not approved by our Board of Directors, other than a merger or consolidation that would result in our voting securities immediately prior thereto continuing to represent at least 50% of the total voting power outstanding immediately after such merger or consolidation, (c) our stockholders approving a plan of complete liquidation or an agreement for the sale or disposition by us of all or substantially all of our assets, or (d) as a result of the election of members to our Board of Directors, a majority of the Board of Directors consists of persons who are not members of the Board of Directors on October 1, 2015, except in the event that such slate of directors is proposed by a committee of the Board of Directors; provided that if the definition of “Change of Control” in our Stock Incentive Plans or Equity Compensation Plans is more favorable than the definition above, then such definition shall be controlling.

If Mr. Strickland’s employment is terminated pursuant to his death, disability, the end of the initial term (or any renewal term), without “good reason” by Mr. Strickland, or by us for “cause”, Mr. Strickland is entitled to all salary accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which Mr. Strickland was participating as of the termination date. Additionally, any unvested stock options or equity compensation held by Mr. Strickland immediately terminate and are forfeited (unless otherwise provided in the applicable award) and any previously vested stock options (or if applicable equity compensation) are subject to the terms and conditions set forth in the applicable Stock Incentive Plan or Equity Compensation Plan, or award agreement, as such may describe the rights and obligations upon termination of employment of Mr. Strickland.

If Mr. Strickland’s employment is terminated by Mr. Strickland for “good reason”, or by us without “cause”, (a) Mr. Strickland is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for twelve (12) months following the termination date, payable in accordance with our normal payroll practices and policies; (b) Mr. Strickland is entitled to the pro rata amount of any cash bonus which would be payable to Mr. Strickland had he remained employed for an additional twelve months following the termination date; and (c) provided Mr. Strickland elects to receive continued health insurance coverage through COBRA, we are required to pay Mr. Strickland’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months following the termination date; provided, however, that if at any time Mr. Strickland is covered by a substantially similar level of health insurance through subsequent employment or otherwise such obligation ceases. Additionally, unvested benefits (whether equity or cash benefits and bonuses) will vest immediately upon such termination and any outstanding stock options previously granted to Mr. Strickland will vest immediately upon such termination and will be exercisable until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances.

The definitions of “Restricted Services”, “Restricted Products”, “cause”, “good reason”, “Change of Control Termination”, “Change of Control Payment”, and “in anticipation of a Change of Control” in Mr. Strickland’s employment agreement are identical to those in Mr. Cowart’s employment agreement as described above.

The agreement contains standard assignment of inventions, indemnification and confidentiality provisions. Further, Mr. Strickland is subject to non-solicitation covenants during the term of the agreement.

Although Mr. Strickland will be prohibited from competing with us while he is employed with us, he will only be prohibited from competing for twelve months after his employment with us ends pursuant to the agreement.

James P. Gregory, Director and General Counsel

Vertex Refining Nevada previously entered into an employment agreement with Mr. Gregory effective May 2, 2014, pursuant to which Mr. Gregory agreed to serve as General Counsel to Vertex Refining Nevada for a period of three years (provided the agreement is automatically extended thereafter for additional one-year periods unless either party provides the other at least 60 days’ notice of their intention not to renew such agreement). The agreement provides for Mr. Gregory to perform a minimum of an average of 20 hours per week for Vertex Refining Nevada. The agreement also provides for among other things, a two year non-compete period following the termination of Mr. Gregory’s employment. Pursuant to the agreement, Mr. Gregory receives a salary of $100,000 per year (subject to yearly Consumer Price Index increases, which salary totaled $128,125 for fiscal 2021) and is eligible to participate in life, health and other benefit programs that the Company makes available to similarly situated employees. In the event Mr. Gregory’s services with the Company are terminated (a) without cause by the Company or (b) by Mr. Gregory for good reason (as described in the agreement), we are required to continue paying the compensation due to Mr. Gregory under the agreement for one year from the termination date, subject to the terms and conditions of the agreement. In connection with the termination of the agreement for any other reason, Mr. Gregory is due only the compensation earned by him through the date of termination. Mr. Gregory currently serves as General Counsel to the Company.

Mr. Gregory’s compensation under his employment agreement may be increased from time to time, by the Compensation Committee, or the Board of Directors (with the recommendation of the Compensation Committee), which increases do not require the entry into an amended employment agreement. Mr. Gregory may receive bonuses from time to time, in the discretion of the Board and/or Compensation Committee in cash, stock, or options.

2021 Grants of Plan-Based Awards

The following table provides additional information about equity incentive awards granted to our Named Executive Officers during the fiscal year ended December 31, 2021. All stock options granted to our Named Executive Officers in 2021 were granted under the 2019 Equity Incentive Plan.

Name	Grant Date(1)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Benjamin P. Cowart	5/14/2021	95,520	2.12	120,138
Chris Carlson	5/14/2021	42,360	1.92	67,323
John Strickland	5/14/2021	67,360	1.92	107,055

(1)	Vest at the rate of 1/4th of such options on the first, second, third and fourth anniversaries of the grant dates. The options have a term of 10 years, except for. Mr. Cowart’s options which have a term of 5 years.

(2)	The exercise price of the stock options is the closing price of the Company’s stock on the grant date, except in connection with Mr. Cowart’s options, which exercise price is 110% of the closing price of the Company’s stock on the grant date.
(3)	Computed in accordance with FASB ASC Topic 718.

Other than as described above, no equity or non-equity incentive plan awards were made to executive officers during 2021.

Outstanding Equity Awards At Fiscal Year-End

Name	Number of securities underlying unexercised options (#) Exercisable	Equity Incentive Plan Awards: Number of securities underlying unexercised options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities underlying unexercised unearned options (#)		Option exercise price ($)	Option expiration date
Benjamin P. Cowart CEO and President
	150,000	—	—		$1.07	8/20/22
	124,500	—	41,500	(1)	$1.26	4/12/23
	81,500	—	81,500	(2)	$1.60	5/20/24
	67,288	—	201,865	(3)	$0.86	6/19/25
	—	—	96,520	(4)	$2.12	5/14/26

Chris Carlson CFO and Secretary
	100,000	—	—		$2.96	9/27/23
	75,000	—	—		$3.15	6/24/25
	125,000	—	—		$0.97	8/20/27
	81,000	—	27,000	(1)	$1.14	4/12/28
	34,500	—	34,500	(2)	$1.45	5/20/29
	53,612	—	160,834	(3)	$0.78	6/19/30
	—		67,360	(4)	$1.92	5/12/31

John Strickland	100,000	—	—		$7.55	4/23/24
COO	—	—	29,250	(1)	$1.14	4/12/28
	66,500	—	66,500	(2)	$1.45	5/20/29
	—	—	140,579	(3)	$0.78	6/19/30
	—		42,360	(4)	$1.92	5/12/31

(1) Vest at the rate of 1/4th of such total options on each of April 12, 2019, 2020, 2021 and 2022, subject to the holder’s continued service to the Company and the terms of such award agreements.

(2) Vest at the rate of 1/4th of such total options on each of May 20, 2020, 2021, 2022 and 2023, subject to the holder’s continued service to the Company and the terms of such award agreements.

(3) Vest at the rate of 1/4th of such total options on each of June 19, 2021, 2022, 2023 and 2024, subject to the holder’s continued service to the Company and the terms of such award agreements.

(4) Vest at the rate of 1/4th of such total options on each of May 12, 2022, 2023, 2024 and 2025, subject to the holder’s continued service to the Company and the terms of such award agreements.

We have no outstanding, vested, unvested, earned or unearned stock awards outstanding as of December 31, 2021.

Option Exercises During Fiscal 2021

No stock vested to any Named Executive Officers during fiscal 2021.

			Option Awards
Name	Number of Shares Acquired on Exercise		Value Realized on Exercise (1)
Benjamin P. Cowart	—		—
Chris Carlson	100,000		$285,000
John Strickland	386,610	(2)	$2,741,714	(3)

(1)	The dollar amounts shown are determined by multiplying the number of shares of the Company’s common stock by the difference between the per-share market price of the Company’s common stock at the time of exercise and the exercise price of the options.
(2)	Includes 19,985 shares of common stock with a value of $137,497, subsequently forfeited to the Company in connection with a “net exercise” of options to purchase 50,000 shares of common stock for $2.75 per share, based on the fair market value of such shares (as provided in the option award agreements) upon exercise.
(3)	Including the value of the common stock shares forfeited to the Company to pay the exercise price of options to purchase 50,000 shares of common stock with an exercise price of $2.75 per share, as discussed in footnote (2), above.

Fiscal Year 2021 Pension Benefits

Our Named Executive Officers did not participate in, or otherwise receive any benefits under, any defined benefit pension or retirement plan sponsored by us during fiscal year 2021.

Fiscal Year 2021 Nonqualified Deferred Compensation

Our Named Executive Officers did not participate in, or earn any benefits under, a non-qualified deferred compensation plan sponsored by us during fiscal year 2021.

Potential Payments Upon Termination or Change-in-Control

This section explains the payments and benefits to which our currently employed Named Executive Officers are entitled in various termination of employment and change-in-control scenarios.

Each of our Named Executive Officers is eligible for severance payments and benefits pursuant to the post-employment compensation provisions of their employment agreement, if such executive’s employment is terminated by the executive for “good reason” or by us without “cause” (each as discussed and defined above under “Employment Agreements”), (a) such executive is entitled to continue to receive the salary due pursuant to the terms of the agreement at the rate in effect upon the termination date for 12 months following the termination date, payable in accordance with our normal payroll practices and policies; (b) such executive is entitled to the pro rata amount of any cash bonus which would be payable to such executive had he remained employed for an additional twelve months following the termination date (“Pro Rata Bonus”); and (c) provided such executive elects to receive continued health insurance coverage through COBRA, we are required to pay such executive’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months following the termination date, subject to certain exceptions. Such Pro Rata Bonus solely for the purposes of the “Potential Payments upon Termination or Change in Control Table”, below, is assumed to be the targeted yearly bonus approved by the Company for each executive. Additionally, any outstanding stock options previously granted to the executive will vest immediately upon such termination and shall be exercisable by the executive until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances.

Separately, in the event that any executive’s employment is terminated for any reason (not including, however, a termination by us for “cause” or a termination as a result of such executive’s death or disability) during the twelve month period following a Change of Control (as discussed and defined above under “Employment Agreements”) or in anticipation of a Change of Control (which is deemed to occur if the executive is terminated within six months prior to a Change of Control), we are required to pay the executive, within 60 days following the later of (x) the date of such change of control termination; and (y) the date of such change of control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary and the amount of the last bonus payable to such executive. In addition, in the event of a change of control termination, all of the executive’s equity-based compensation immediately vests and any outstanding stock options held by the executive can be exercised by the executive until the earlier of (A) one year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances, provided that if the executive’s employment ends in anticipation of a change of control and such equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay the executive a lump sum payment, payable on the same date as the change of control payment, equal to the Black Scholes value of the expired and unexercised equity compensation awards and stock options held by the executive on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired.

Potential Payments upon Termination or Change in Control Table

The following table presents the estimated payments and benefits that would be received by each of our Named Executive Officers under their employment agreements, assuming that termination of employment and/or change-in-control occurred on December 31, 2021, the last day of our 2021 fiscal year, and that any change-in-control was at our fiscal year-end closing stock price of $4.53 per share. The footnotes to the table explain the general provisions applicable to each situation. In addition, our employment agreements do not provide for any gross-ups for taxes due on any payments described in this section.

The intent of this section is to isolate those payments and benefits for which the amount, vesting, or time of payment is altered by the described termination or change-in-control situations. Because of that focus, this section does not cover all amounts the Named Executive Officers will receive following termination.

This table is intended only for illustrative purposes; the rights and benefits due to any named executive officer upon an actual termination of employment or change in control of the Company can only be determined at the time of such event, based on circumstances then existing and arrangements then in effect.

	Expiration of Employment Agreement prior to Automatic Renewal; Death, Disability, Termination by Executive Without “good reason” or by the Company for “cause” ($)(1)	Termination by Executive for “good reason”, or without “cause” by the Company ($)		Expiration of Employment Agreement prior to Automatic Renewal, Termination by Executive for Any Reason or by the Company without “cause” In Anticipation of, or After a Change of Control ($)

Name
Benjamin P. Cowart
Cash Payment	—	358,990	(2)	1,076,970	(6)
COBRA Payments	—	18,777	(3)	18,777	(3)
Acceleration of Time Vesting Options (Value as of 12/31/21)	—	1,347,958	(4)	1,347,958	(4)(7)
Bonus (1)	—	214,320	(5)	617,700	(8)
Total Termination Benefits	—	1,940,045		3,061,405
Chris Carlson
Cash Payment	—	233,610	(2)	700,830	(6)
COBRA Payments	—	26,458	(3)	26,458	(3)
Acceleration of Time Vesting Options (Value as of 12/31/21)	—	976,727	(4)	976,727	(4)(7)
Bonus (1)	—	132,350	(5)	756,000	(8)
Total Termination Benefits	—	1,369,145		2,460,015
John Strickland
Cash Payment	—	241,120	(2)	723,360	(6)
COBRA Payments	—	5,143	(3)	5,143	(3)
Acceleration of Time Vesting Options (Value as of 12/31/21)	—	941,708	(4)	941,708	(4)(7)
Bonus (1)	—	164,440	(5)	381,336	(8)
Total Termination Benefits	—	1,352,411		2,051,547

(1) If an executive’s employment is terminated due to death, disability, the end of any renewal term of the employment agreement, if any party has timely delivered a non-renewal notice, without “good reason” by the executive, or by the Company for “cause”, the executive is only entitled to salary accrued through the termination date and no other benefits other than as required under the terms of employee benefit plans in which executive was participating as of the termination date. Additionally, any unvested stock options or equity compensation held by executive shall immediately terminate and be forfeited and any previously vested stock options (or if applicable equity compensation) shall be subject to terms and conditions set forth in the applicable stock incentive plan or equity compensation plan, or award agreement, as such may describe the rights and obligations upon termination of employment of executive.

(2) Each executive is entitled to continue to receive their current salary at the rate in effect upon the termination date of employment for twelve (12) months following the termination date, payable in accordance with the Company’s normal payroll practices and policies, as if executive’s employment had not terminated.

(3) Provided the executive elects to receive continued health insurance coverage through COBRA, the Company will pay the executive’s monthly COBRA contributions for health insurance coverage, as may be amended from time to time (less an amount equal to the premium contribution paid by active Company employees, if any) for twelve months (12) following the termination date; provided, however, that if at any time executive is covered by a substantially similar level of health insurance through subsequent employment or otherwise, the Company’s health benefit obligations shall immediately cease, and the Company shall have no further obligation to make COBRA contributions on executive’s behalf. Costs are based on the current health insurance costs of each of the Named Executive Officers.

(4) Unvested equity benefits will vest immediately upon such termination and any outstanding stock options previously granted to the executive will vest immediately upon such termination and shall be exercisable by the executive until the earlier of (A) one (1) year from the date of termination and (B) the latest date upon which such stock options would have expired by their original terms under any circumstances. The amounts reported for “Acceleration of Time Vesting Options (Value as of 12/31/21)” represents the number of shares of our common stock subject to unvested and unexercised options to purchase shares of our common stock outstanding as of the last day of the last completed fiscal year multiplied by $4.53 per share, which represents the closing market price of our common stock on December 31, 2021, the last trading day of fiscal year 2021, less the applicable exercise price. For information on outstanding and unvested options held by each Named Executive Officer as of December 31, 2021, see the “Outstanding Equity Awards At Fiscal Year-End” table, above.

(5) Each executive is entitled to the pro rata amount of any cash bonus which would be payable to the executive had he remained employed for an additional twelve (12) months following the termination date. Based solely for the purposes of the calculation above, on targeted bonus amounts, and may not represent the actual amount of Bonus which would be due upon termination.

(6) We are required to pay the executive, within 60 days following the later of (x) the date of such change of control termination; and (y) the date of such change of control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of his current base salary.

(7) In the case of a Change of Control termination following an executive’s termination and if the executive’s employment ends in anticipation of a Change of Control and the executive’s equity-based compensation awards or stock options have previously expired pursuant to their terms, the Company is required to pay the executive a lump sum payment, payable within 60 days following the later of (x) the date of such change of control termination; and (y) the date of such change of control, equal to the Black Scholes Value of the expired and unexercised equity compensation awards and stock options held by the executive on the date of termination, based on the value of such awards had they been exercisable through the end of their stated term and had not previously expired. The above table does not take into account any such potential payments or calculations.

(8) We are required to pay the executive, within 60 days following the later of (x) the date of such change of control termination; and (y) the date of such change of control, a cash severance payment in a lump sum in an amount equal to 3.0 times the sum of the last bonus payable to such executive.

Change of Control without Termination

The Named Executive Officers are not entitled to additional benefits under their employment agreements if there is a Change of Control without termination; however, their equity awards may be accelerated pursuant to the terms of the Company’s stock plans as discussed below.

Non-compete Information

The employment agreements of each of our Named Executive Officers require that during the employment period and for twelve months thereafter (subject to the terms of, and exceptions set forth in, their employment agreements with the Company), none of such individuals will be prohibited from competing with us after such twelve-month period ends. Accordingly, any of these individuals could be in a position to use industry experience gained while working with us to compete with us.

Equity Compensation Plans

Under the Company’s currently outstanding effective equity compensation plans (i.e., without taking into account the terms of the Second Amended and Restated 2020 Equity Incentive Plan, stockholder approval for which is being sought at the Annual Meeting), upon the occurrence of:

(i)                 the adoption of a plan of merger or consolidation of the Company with any other corporation or association as a result of which the holders of the voting capital stock of the Company as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation;

(ii)               the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Company) of substantially all of the assets of the Company; or

(iii)              in the absence of a prior expression of approval by the Board of Directors, the acquisition of more than 20% of the Company’s voting capital stock by any person within the meaning of Rule 13d-3 under the Securities Act (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company);

and unless otherwise provided in the award agreement with respect to a particular award, all outstanding stock options will become immediately exercisable in full, subject to any appropriate adjustments, and will remain exercisable for the remaining option period, regardless of any provision in the related award agreement limiting the ability to exercise such stock option or any portion thereof for any length of time. All outstanding performance shares with respect to which the applicable performance period has not been completed shall be paid out as soon as practicable; and all outstanding shares of restricted stock with respect to which the restrictions have not lapsed shall be deemed vested and all such restrictions shall be deemed lapsed and the restriction period ended.

Additionally, after the merger of one or more corporations into the Company, any merger of the Company into another corporation, any consolidation of the Company and one or more corporations, or any other corporate reorganization of any form involving the Company as a party thereto and involving any exchange, conversion, adjustment or other modification of the outstanding shares of the common stock, each participant shall, at no additional cost, be entitled, upon any exercise of such participant’s stock option, to receive, in lieu of the number of shares as to which such stock option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such participant had been a holder of record of a number of shares of common stock equal to the number of shares as to which such stock option shall then be so exercised.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Regulation 402(u) of Regulation S-K, we are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Benjamin P. Cowart, our President and CEO.

For fiscal year 2021,

●	The median of the annual total compensation of all our employees, other than Mr. Cowart, was $76,887.

●	Mr. Cowart’s annual total compensation was $730,995, as reported in the Total column of the “Summary Executive Compensation Table” on page 25.

●	Based on this information, the ratio of the annual total compensation of Mr. Cowart to the median of the annual total compensation of all employees is estimated to be 9.5:1.

Identification of Median Employee

For purposes of the foregoing CEO pay ratio disclosure, we were required to identify the “median employee” of our workforce, without regard to their location, compensation arrangements or employment status (full-time versus part-time) and then determine the annual total compensation that “median employee” earned during 2021. We determined our “median employee” during 2021 for purposes of determining our CEO pay ratio for that year by identifying the employee whose compensation was at the median of the compensation of our employee population (other than our CEO) for 2021. The applicable SEC rules require us to identify a “median employee” only once every three years, as long as there have been no material changes in our employee population or employee compensation arrangements that we reasonably believe would result in a significant change to our CEO pay ratio disclosure.

To identify the median of the annual total compensation of all employees, as well as to determine the annual total compensation of our median employee and our CEO, we took the following steps:

(1)	We selected December 31, 2021, as the date on which to determine our median employee. As of that date, we had 288 employees, with 288 employees based in the United States and no employees located outside of the United States.

(2)	For purposes of identifying the median employee from our employee population base, we considered total cash compensation, as compiled from our payroll records. We selected total cash compensation as it represents the principal form of compensation delivered to all our employees and this information is readily available. In addition, we measured compensation for purposes of determining the median employee using the year-to-date period ended December 31, 2021.

(3)	Using this methodology, to determine our median employee we reviewed the 2021 earnings of each listed employee, and annualized for any full-time or part-time employee who did not work for the Company for the entire year. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules.

Our CEO pay ratio information is a reasonable good faith estimate calculated in a manner consistent with the SEC pay ratio rules and methods for disclosure. The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations, geographic footprints and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. With regard to restaurant, hospitality and retail companies, comparability may further be impacted by additional factors including the mix of company-owned to franchised units.

DIRECTORS COMPENSATION

The following table sets forth summary information concerning the compensation we paid to non-executive directors during the year ended December 31, 2021:

Name (1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)(3)	All Other Compensation ($)		Total ($)
David Phillips	$26,750	$95,358	$—		$122,108
Dan Borgen	$34,500	$95,358	$—		$129,858
Christopher Stratton	$40,000	$95,358	$—		$135,358
Timothy C. Harvey	$22,750	$95,358	$—		$118,108
James P. Gregory	$—	$95,358	$128,125	(4)	$223,483

* The table above does not include the amount of any expense reimbursements paid to the above directors. No directors received any Stock Awards, Non-Equity Incentive Plan Compensation, Change in Pension Value and Nonqualified Deferred Compensation Earnings during the period presented. Does not include perquisites and other personal benefits, or property, unless the aggregate amount of such compensation is more than $10,000.

(1) Mr. Cowart did not receive any compensation separate from the consideration he received as one of our officers for the year ended December 31, 2021 in consideration for his service to our Board.

(2) Represents the fair value of the grant of certain options to purchase shares of our common stock calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The values provided for these awards are based on applicable accounting standards and do not necessarily reflect the actual amounts realized or realizable pursuant to the underlying stock options. On May 12, 2021, each non-executive member of the Board of Directors was granted options to purchase 60,000 shares of common stock with an exercise price of $1.32 per share, the fair market value of our common stock on the grant date, which have a ten year term and vest at the rate of 1/4th of such options per year, subject to the continued service of each member of the Board of Directors on such vesting dates.

(3) The aggregate number of stock options (exercisable and unexercisable) held by each non-employee director listed above as of December 31, 2021 was as follows:

Name	Stock Options (#)
David Phillips	120,000
Dan Borgen	300,000
Christopher Stratton	300,000
Timothy C. Harvey	90,000
James P. Gregory	180,000

(4) Includes compensation that Mr. Gregory received as the General Counsel of Vertex Refining Nevada, pursuant to that certain employment agreement effective May 2, 2014, as described in greater detail under “Employment Agreements” - “James P. Gregory, Director and General Counsel to Vertex Refining Nevada”, on page 32. The total consideration received for fiscal 2021 under the employment agreement totaled $128,125. The total set forth in the table above does not include $742,447 paid by the Company to Ruddy Gregory, PLLC, a law firm, for legal services rendered to the Company, which law firm Mr. Gregory serves as a Partner of, which legal services included the review and the drafting of documentation in connection with the Company’s Sale and Purchase Agreement with Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Oil Company and Shell Chemical LP, subsidiaries of Shell plc, related funding transactions and the Company’s prior agreement to sell its used motor oil business, which has since been terminated, among others.

Directors who are executive officers receive no additional compensation for serving on the Board of Directors.

On July 11, 2019, the Board and Compensation Committee approved a change in compensation payable to the Company’s non-executive directors. Specifically, the following compensation payable to non-executive directors was approved, effective on June 21, 2019, the date following our 2019 annual meeting:

●	Annual compensation payable to the Chairperson of:

o	the Audit Committee of the Board of $27,500;
o	the Compensation Committee of the Board of $17,500;
o	the Nominating and Corporate Governance Committee of the Board of $5,000;
o	the Risk Committee of the Board of $5,000; and
o	the Related Party Transaction Committee of the Board of $5,000;

●	Compensation of $500 payable to each committee member of the Board, for each committee meeting attended, whether they attend such meeting in person or via teleconference;

●	Compensation of $500 payable to the Chairperson of each committee of the Board, who hold in person meetings and/or teleconferences with third parties on behalf of the applicable committee on which they serve as chairperson, provided that such meetings exceed a reasonable length of time; and

●	The payment of (a) annual compensation to each non-executive member of the Board of Directors of $10,000 per year, and (b) the payment to each non-executive member of the Board of Directors of $2,000 for each board meeting (but not Committee meeting) attended by such member, whether attended in person or telephonically.

Additionally, from time to time, we grant the member of the Board of Directors options to purchase shares of our common stock as additional consideration for serving on the Board of Directors.

EQUITY COMPENSATION PLAN INFORMATION

Description of Equity Plans

2009 Plan

Effective July 15, 2009, our Board of Directors approved our 2009 Stock Incentive Plan, which was subsequently approved by a majority of our stockholders on July 14, 2010, which allows the Board of Directors to grant up to an aggregate of 1,575,000 qualified and non-qualified stock options, restricted stock and performance-based awards of securities to our officers, Directors and consultants to help attract and retain qualified personnel (the “2009 Plan”). The 2009 Plan is designed to help attract and retain for the Company, personnel of superior ability for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

The 2009 Plan provides an opportunity for any employee, officer, director or consultant of the Company, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, subject to any other limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board in its discretion shall deem relevant.

Due to the fact that over ten years have elapsed since the original adoption of the 2009 Plan, no further awards can be made under such 2009 Plan.

2013 Plan

Effective on April 25, 2013, the Board of Directors adopted, subject to the ratification of our stockholders, the Company’s 2013 Stock Incentive Plan (the “2013 Plan”), which was subsequently approved by the Company’s stockholders on June 7, 2013, which allows the Board of Directors to grant up to an aggregate of 1,575,000 qualified and non-qualified stock options, restricted stock and performance based awards of securities to our officers, Directors and consultants to help attract and retain qualified personnel (the “2013 Plan”). On July 20, 2015, the Board of Directors approved an amendment to the 2013 Plan to increase by 2 million shares the number of shares available under the 2013 Plan, which was ratified by the stockholders of the Company on September 16, 2015. The 2013 Plan is designed to help attract and retain for the Company, personnel of superior ability for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

The 2013 Plan provides an opportunity for any employee, officer, director or consultant of the Company, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, subject to any other limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board may take into account the nature of the services rendered by such person, his or her present and potential contribution to the Company’s success, and such other factors as the Board in its discretion shall deem relevant.

As of the date of this Proxy Statement, a total of 251,750 shares of common stock were available for awards under the 2013 Plan.

2019 Plan

On October 29, 2019, the Board of Directors adopted the Company’s 2019 Equity Incentive Plan (the “2019 Plan”). Notwithstanding such adoption, in accordance with the rules of the Nasdaq Capital Market, following the date of adoption, but prior to the Stockholder Approval Date (as defined below), the Company could only grant stock options, but no shares of common stock or other securities, under the 2019 Plan. Additionally, (i) until the Stockholder Approval Date, no stock options could be exercised, and (ii) if Stockholder Approval was not received, the 2019 Plan had to be unwound, and the outstanding stock options granted thereunder cancelled (the “Nasdaq Pre-Approval Requirements”). Stockholder approval of the 2019 Plan was obtained on June 17, 2020. The 2019 Plan is intended to secure for the Company the benefits arising from ownership of the Company’s common stock by the employees, officers, directors and consultants of the Company, all of whom are and will be responsible for the Company’s future growth. The 2019 Plan is designed to help attract and retain for the Company, qualified personnel for positions of exceptional responsibility, to reward employees, officers, directors and consultants for their services to the Company and to motivate such individuals through added incentives to further contribute to the success of the Company.

The 2019 Plan provides an opportunity for any employee, officer, director or consultant of the Company, except for instances where services are in connection with the offer or sale of securities in a capital-raising transaction, or they directly or indirectly promote or maintain a market for the Company’s securities, subject to any other limitations provided by federal or state securities laws and the terms of the 2019 Plan, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing.

As of the date of this Proxy Statement a total of 2,026,472 shares of common stock are available for future awards under the 2019 Plan.

2020 Plan

On April 27, 2020, the Board of Directors adopted the 2020 Equity Incentive Plan (the “2020 Plan”), subject to approval and adoption by the stockholders of the Company which occurred on June 17, 2020. An amendment and restatement of the 2020 Plan was approved by the Board of Directors on March 30, 2021, subject to approval and adoption by the stockholders of the Company, which approval was obtained on May 26, 2021. The 2020 Plan provides an opportunity for any employee, officer, director or consultant of the Company, subject to limitations provided by federal or state securities laws, to receive (i) incentive stock options (to eligible employees only); (ii) nonqualified stock options; (iii) restricted stock; (iv) stock awards; (v) shares in performance of services; or (vi) any combination of the foregoing. In making such determinations, the Board of Directors (or the Compensation Committee) may take into account the nature of the services rendered by such person, his or her present and potential future contribution to the Company’s success, and such other factors as the Board of Directors (or the Compensation Committee) in its discretion shall deem relevant. Incentive stock options granted under the 2020 Plan are intended to qualify as “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Nonqualified (non-statutory stock options) granted under the 2020 Plan are not intended to qualify as incentive stock options under the Code.

As of the date of this Proxy Statement a total of 1,500,000 shares of common stock are available for future awards under the 2020 Plan. The number of shares of common stock available for issuance under the 2020 Plan is subject to an annual increase on April 1st of each calendar year, beginning in 2021 (provided that no increase was approved in 2021 or 2022) and ending in 2030, in each case subject to the approval of the Board of Directors or the Compensation Committee on or prior to the applicable date, equal to the lesser of (A) four percent (4%) of the total shares of common stock of the Company outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares as determined by the Board of Directors or Compensation Committee (the “Share Limit”). In the event that the Board of Directors or the Compensation Committee does not take action to affirmatively approve an increase in the Share Limit on or prior to the applicable date provided for under the plan, the Share Limit remains at its then current level. Notwithstanding the above, the maximum number of shares of common stock that may be issued pursuant to the exercise of incentive stock options granted under the 2020 Plan is 25,000,000 shares.

Equity Compensation Plan Table

The following table provides information as of December 31, 2021 regarding the Plans (including individual compensation arrangements), except as described below, under which equity securities are authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities available for future issuance under equity compensation plans (excluding those in first column)
Equity compensation plans approved by the security holders (1)	3,990,168	$2.95	3,778,222
Equity compensation plans not approved by the security holders	—	—	—
Total	3,990,168	$2.95	3,778,222

(1) Represents options issuable upon grants previously made under the 2009 Plan, 2013 Plan and 2019 Plan, and shares of common stock eligible for future awards under the 2013 Plan, 2019 Plan and 2020 Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as discussed below or otherwise disclosed above under “Executive Compensation” and “Directors Compensation”, beginning on pages 25 and 40, respectively, there have been no transactions over the last two fiscal years, and there is not currently any proposed transaction, in which the Company was or is to be a participant, where the amount involved exceeds $120,000 since the beginning of the Company’s last completed fiscal year, and in which any officer, director, or any stockholder owning greater than five percent (5%) of our outstanding voting shares, nor any member of the above referenced individual’s immediate family, had or will have a direct or indirect material interest.

Review and Approval of Related Party Transactions

As described above under “Committees of the Board” - “Related Party Transaction Committee”, on page 17, the Board of Directors maintains a standing Related Party Transaction Committee which is charged with the review and pre-approval of any and all related party transactions.

Separately, to the extent a related party transaction does not fit within the scope of the Related Party Transaction Committee, the Audit Committee of the board is tasked with reviewing such related party transaction(s).

For purposes of these procedures, “related person” and “transaction” have the meanings contained in Item 404 of Regulation S-K.

The individuals and entities that are considered “related persons” include:

●	Directors, nominees for director and executive officers of the Company;

●	Any person known to be the beneficial owner of five percent or more of the Company’s common stock (a “5% Stockholder”); and

●	Any immediate family member, as defined in Item 404(a) of Regulation S-K, of a director, nominee for director, executive officer or 5% Stockholder.

In assessing a related party transaction brought before it for approval, the Audit Committee will consider, among other factors it deems appropriate, whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The Audit Committee may then approve or disapprove the transaction in its discretion.

Any related person transaction will be disclosed in the applicable SEC filing as required by the rules of the SEC.

Related Party Stock Transactions

For the period from January 1, 2021 to March 31, 2021, a total of $1,744 and $1,719 of dividends accrued on the Series B1 Preferred Stock beneficially owned by each of Mr. Cowart and Mr. Carlson, respectively. We paid the accrued dividends in-kind by way of the issuance of 1,118 shares of Series B1 Preferred Stock to an entity owned by Mr. Cowart and 1,102 shares of Series B1 Preferred Stock to Mr. Carlson.

For the period from January 1, 2021 to March 31, 2021, a total of $172,174 of dividends accrued on the Series B1 Preferred Stock beneficially owned by Richard Jacinto, a greater than 5% stockholder of the Company. We paid the accrued dividends in-kind by way of the issuance of 110,368 shares of Series B1 Preferred Stock to Mr. Jacinto.

The outstanding shares of Series B1 Preferred Stock converted into common stock of the Company on a one-for-one basis, pursuant to the terms of such Series B1 Preferred Stock (because the closing sales price of the Company’s common stock was at least $3.90 per share for 20 consecutive trading days), on June 24, 2021.

From time to time, the Company consults with Ruddy Gregory, PLLC for legal services, a law firm which James P. Gregory, the Company’s director, serves as a Partner of. During 2021, a total of $742,447 was paid by the Company to such firm, for legal services rendered to the Company, which legal services included the review and the drafting of documentation in connection with the Company’s Sale and Purchase Agreement with Equilon Enterprises LLC d/b/a Shell Oil Products US, Shell Oil Company and Shell Chemical LP, subsidiaries of Shell plc, related funding transactions and the Company’s prior agreement to sell its used motor oil business, which has since been terminated, among others.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file reports of their ownership of, and transactions in, our common stock with the SEC and to furnish us with copies of the reports they file. Based solely upon our review of the Section 16(a) filings that have been furnished to us and representations by our directors and executive officers (where applicable), we believe that all filings required to be made under Section 16(a) during 2021 were timely made, except that Benjamin P. Cowart, our Chief Executive Officer and Chairman, failed to timely file three Form 4s, and as a result four transactions were not reported on a timely basis; Chris Carlson, our Chief Financial Officer, failed to timely file three Form 4s, and as a result three transactions were not reported on a timely basis; Dan Borgen, our director, failed to timely file one Form 4, and as a result one transaction was not reported on a timely basis; James P. Gregory, our director, failed to timely file one Form 4, and as a result one transaction was not reported on a timely basis; Timothy C. Harvey, our director, failed to timely file two Form 4s, and as a result 12 transactions were not reported on a timely basis; David L. Phillips, our director, failed to timely file three Form 4s, and as a result six transactions were not reported on a timely basis; Christopher Stratton, our director, failed to timely file two Form 4s, and as a result two transactions were not reported on a timely basis; and John Strickland, our director, failed to timely file four Form 4s, and as a result 10 transactions were not reported on a timely basis.

Pursuant to SEC rules, we are not required to disclose in this filing any failure to timely file a Section 16(a) report that has been disclosed by us in a prior annual report or proxy statement.

PROPOSAL 1
ELECTION OF DIRECTORS

At the Annual Meeting, six directors are to be elected to hold office until the 2023 annual meeting of stockholders and until their respective successors are duly elected and qualified. The Nominating and Corporate Governance Committee has recommended, and the Board of Directors has selected, the following nominees for election: Benjamin P. Cowart, Dan Borgen, David L. Phillips, Christopher Stratton, Timothy C. Harvey and James P. Gregory, all of whom are currently directors of our company. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. The Company is not aware of any nominee who will be unable to, or for good cause will not, serve as a director.

We believe that each of our directors possesses high standards of personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; mature judgment; diversity in professional experience, skills and background and a proven record of success in their respective fields; and valuable knowledge of our business and industry. Moreover, each of our directors is willing to devote sufficient time to carrying out his duties and responsibilities effectively and is committed to serving the Company and our stockholders. Set forth below is a brief description of the specific experiences, qualifications and skills attributable to each of our directors that led the Board, as of the date of this proxy statement, to its conclusion that such director should serve as a director of the Company. Director nominee ages set forth below are as of April 26, 2022.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING “FOR” EACH OF THE NOMINEES LISTED BELOW.

BENJAMIN P. COWART (Age 53)

CHAIRMAN

Director since April 2009

Mr. Cowart has served as our Chairman, Chief Executive Officer and President since April 2009. Mr. Cowart has been involved in the petroleum recycling industry for over 30 years. Mr. Cowart is the founder of the Vertex group of companies and has served such companies since 2001. As a leader in the recycling field, Mr. Cowart helped pioneer the reclamation industry by developing recycling options for many residual materials once managed as a hazardous waste. Mr. Cowart has served on NORA’s Board of Directors and as President in 2008. Mr. Cowart was a finalist for the 2015, Gulf Coast Area, EY Entrepreneur Of The Year®. Mr. Cowart has taken an active role in the petroleum industry with his involvement in speaking, consulting, chairing, and serving on various committees and industry associations. Prior to the formation of Holdings, Mr. Cowart served as the Vice President of Aaron Oil Company, a regional recycler in Alabama.

Director Qualifications:

Mr. Cowart has extensive industry knowledge as well as a deep knowledge as our founder, of our history, strategy and culture. Having led us as CEO and founder, Mr. Cowart has been the driving force behind the strategy and operations that have led to our growth thus far. His experience at the various levels of the industry over the past 30 years brings valued insight to all of our facets.

DAN BORGEN (Age 61)

Director since June 2008

Mr. Borgen currently serves as Chairman, Chief Executive Officer and President of U.S. Development Group LLC (“USD”), where he has worked since May 1995. In his current role, Mr. Borgen guides all senior aspects of USD’s corporate activities. USD is comprised of wholly-owned subsidiaries that focus on industrial development, logistics, products terminaling, power corridors, financial services and gasification. In addition to his work with USD, Mr. Borgen has served as President of U.S. Right-of-Way Corporation since June 1993. Prior to this, Mr. Borgen worked for eleven years as an investment banker serving as Merger & Acquisition Director, Portfolio Manager and as a member of the Executive Committee for strategic planning and development. His activities were focused on manufacturing, food service, oil and gas exploration/production, telecommunications, banking and Western European finance. In his capacity as an investment banker, Mr. Borgen served as Vice President of The Oxford Group from July 1990 to June 1993, Vice President/Principal of The Paramount Companies from July 1985 to April 1990 and Manager - Investor Relations of Invoil Inc. from April 1982 to June 1985.

Director Qualifications:

With his extensive background in business operations, finance, deal structures and capital markets, Mr. Borgen brings a unique portfolio of business expertise to us. A large part of Mr. Borgen’s executive experience has been in the operations and logistics segment of the petroleum industry. His service and leadership with leading organizations in financial and operational roles reflects his expertise in navigating opportunities that complex organizations such as us face.

DAVID L. PHILLIPS (Age 65)

Director since June 2008

Mr. Phillips is currently the Managing Partner of Bilateral Initiatives LLP, an international business-to-business consulting firm specializing in providing key strategic expansion and corporate growth advice to the chairman and chief executive level members of various firms. Mr. Phillips is also Managing Partner of Phillips International Law Group PLLC, a worldwide recognized international law firm specializing in mergers, acquisitions, project development and EPC construction work with a focus on the international energy landscape in the oil, gas, chemical and power downstream sector and the alternative energy industry. Mr. Phillips’ clients include worldwide energy companies, including several Middle East National Oil Companies. Prior to his founding of Bilateral Initiatives LLP and the Phillips International Law Group, Mr. Phillips was a partner at the law firm of Jackson Walker LLP from May 2002 until May 2008 and chaired several of the firm’s practice areas over that period. Prior to working at Jackson Walker LLP, from May 1995 to May 2002, Mr. Phillips served as a senior executive officer in the former KeySpan Energy Corporation, a $14 billion public energy conglomerate based in New York City, and as a member of the board of directors of certain KeySpan subsidiaries. From June 1991 to May 1995, Mr. Phillips served as a senior executive officer in Equitable Resources, Inc. (“Equitable”), a $6 billion public gas utility holding company based in Pittsburgh, Pennsylvania, and as President, CEO and member of the board of directors of certain of Equitable’s subsidiaries. Mr. Phillips also served as the General Counsel to Eastex Energy Inc., a public midstream energy company, from June 1988 to May 1991, which was later acquired by El Paso Energy and ultimately Enterprise Products LP.

In addition to his current roles at Bilateral Initiatives LLP and Phillips International Law Group PLLC, Mr. Phillips is the Chairman of the Board of Directors and the Executive Board of Advisors, Ambassadors, Ministers & Former US Cabinet Secretaries of the Bilateral US Arab Chamber of Commerce.

Mr. Phillips received his bachelor’s degree from the University of Texas in August 1984 and his Juris Doctor from the South Texas College of Law in August 1988. Mr. Phillips is a member of the State Bar of Texas, International Bar Association, American Bar Association, and the Houston Bar Association. He is also a member of the Oil, Gas & Energy Law Section, the Business Law Section, and the Corporate Counsel Section of the State Bar of Texas and Houston Bar Association. Additionally, he is a member of the Natural Resources, Energy and Environmental Law Section of the American Bar Association & International Bar Association.

Director Qualifications:

Mr. Phillips has had a long and successful career in the energy sector serving in various capacities, having been the CEO, legal counsel and board member of various large public companies. In addition to his extensive experience in oil and gas, he was also a partner in the law firm of Jackson Walker, LLP. Mr. Phillips background brings insights into corporate structure and project development, along with expansion and corporate growth.

CHRISTOPHER STRATTON (Age 53)

Director since July 2010

Mr. Stratton served as our Chief Financial Officer between August 24, 2009 and June 2010. Since June 2018, he has served as Managing Partner of Vine Advisors.  From September 2013 until May 2018, Mr. Stratton served as Chief Financial Officer of Agspring, LLC. Mr. Stratton also served as CFO for Pro Energy Services from June 2010 until September 2013. Mr. Stratton served as Director of Finance for CITI in the Global Commodities Group, until August 2009, a position which he had held since June 2005. Prior to joining CITI, Mr. Stratton served as a Senior Manager with PricewaterhouseCoopers, LLC, from July 1998 to June 2005. From May 1990 to July 1997, Mr. Stratton co-founded and was employed as Vice President by Marketlink International, Inc., an international trade company which performed commodity trading of industrial products throughout North America, South America, Europe and Asia. Mr. Stratton obtained his Bachelor of Business Administration in Accounting from Baylor University in 1991 and his Master of Business Administration (Finance and Entrepreneurship) from Rice University in 1999. Mr. Stratton is also a Certified Public Accountant. He is a member of the American Institute of Certified Public Accountants, the Texas Society of Certified Public Accountants and the Rice University Jones Graduate School of Management Partners.

Director Qualifications:

With his extensive background in auditing, accounting, finance, risk and capital markets, Mr. Stratton brings a strong grasp of how to deploy assets and optimize a company’s capital structure to us. He also brings a good understanding of commodity markets and hedging strategies for risk management, which is beneficial to us and the Board.

TIMOTHY C. HARVEY (Age 64)

Director since January 2013

Mr. Harvey served as a Vice President of Oil Trading at Westport Petroleum, Inc. (“Westport”), which operates in the petroleum trading, blending and transportation industries, from November 1987 to June 2012, during which time he specialized in Black Oil trading. From May 1986 to October 1987, Mr. Harvey served in an oil trading position with Shell International, providing services in throughput trading and sourcing. From May 1984 to May 1986, Mr. Harvey served as a supply trading analyst with Shell Oil Company. From June 1980 to May 1984, Mr. Harvey served as a logistics analyst with Shell Chemical Company. Mr. Harvey obtained his Bachelor’s degree from the University of Tennessee at Knoxville in Business Marketing and Transportation in 1980.

Director Qualifications:

We believe that Mr. Harvey’s 20+ years of experience in oil trading and sourcing provides him unique and specialized knowledge which qualifies him to serve on the Company’s Board of Directors.

JAMES P. GREGORY (Age 72)

Director since July 2014

Mr. Gregory has served as a member of the Board of Directors of the Company since July 2014, and as the General Counsel of Vertex Refining Nevada since May 2014. Since April 2016, Mr. Gregory has served as a Partner at Ruddy Gregory, PLLC, a boutique law firm with offices in Washington, D.C. and Denver, Colorado. Prior to joining Ruddy Gregory, Mr. Gregory had his own firm that he formed in November 2002. Mr. Gregory’s forty-five years of legal experience in the private practice of law has been focused on tax, transactional work, structuring, and finance. In addition to maintaining his own practice, from 1990 to 2010, Mr. Gregory served as counsel to Global Environment Fund (“GEF”), a registered investment advisor and private equity fund management group. GEF focuses on investments in companies providing environmentally beneficial goods, services and technologies with extensive holdings in emerging market countries. Since 1997, Mr. Gregory has served on the Board of Directors of GEF. Mr. Gregory has served on the Board of Directors of Omega Holdings Company, LLC (“Omega”) and several of its subsidiaries since May 2008. Omega was involved in the refining, blending and marketing of lubricants and fuels. The Company entered into an Asset Purchase Agreement with Omega in March 2014, and consummated the closing thereunder in May 2014.  Mr. Gregory also owns and operates two Morning Story restaurants in Denver, Colorado.

Mr. Gregory is licensed to practice law in Colorado, Michigan and in the District of Columbia and holds a Master of Laws (in Taxation) from New York University Law School (1976), a Juris Doctorate from Wayne State University Law School (1974), and a Bachelor of Arts degree from the University of Michigan (1971).

Director Qualifications:

Mr. Gregory has had a long and successful career with various law firms with extensive experience in tax, transactional work, structuring, and finance. In addition to his extensive legal experience, Mr. Gregory served on the Board of Directors of Omega Holdings Company, LLC which was involved in the refining, blending and marketing of lubricants and fuels. As such, we believe Mr. Gregory is highly qualified to serve on the Board of Directors of the Company.

What Vote Is Required To Elect the Director Nominees

A plurality of the votes cast in person or by proxy by the holders of our common stock and Series A Convertible Preferred Stock, entitled to vote at the Annual Meeting are required to elect each director. A plurality of the votes cast means (1) the director nominee with the most votes for a particular seat is elected for that seat; and (2) votes cast shall include votes to “withhold authority” (shown as “AGAINST” on the enclosed form of proxy) and exclude abstentions with respect to that director’s election. Therefore, abstentions and broker non-votes (which occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to a particular director nominee within ten days of the Annual Meeting) will not be counted in determining the number of votes cast with respect to that director’s election.

Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the election of the nominees named herein. Should any nominee become unavailable for election, discretionary authority is conferred to the persons named as agents and proxies in the enclosed form of proxy to vote for a substitute.

Pursuant to the power provided to the Board of Directors in our Bylaws, the Board has set the number of directors that shall constitute the Board at six. Proxies cannot be voted for a greater number of persons than the number of nominees named on the enclosed form of proxy, and stockholders may not cumulate their votes in the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS

VOTING “FOR” EACH OF THE NOMINEES LISTED ABOVE.

PROPOSAL 2
ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement a separate proposal, which gives our stockholders the opportunity to approve or not approve the compensation of our Named Executive Officers (as disclosed in this proxy statement) by voting for or against the resolution below (commonly referred to as “Say-on-Pay”). While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

In considering their vote, stockholders are encouraged to review with care the information regarding our executive compensation program as discussed under “Executive and Director Compensation”, “Executive Compensation” and the accompanying compensation tables and narratives.

As described under “Executive and Director Compensation”, our Compensation Committee, which is comprised of three independent directors, oversees all aspects of our executive compensation program, annually reviews each component of our executive compensation program and seeks to ensure that the compensation program for our executive officers is aligned with the interests of our stockholders and the compensation practices of our peer companies (with whom we compete for executive management personnel). Our executive compensation program is also designed to attract, motivate and retain a highly qualified executive management team and to appropriately reward our executive officers for their contribution to the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value. Information regarding the objections and philosophy of the Compensation Committee’s compensation program is described in greater detail above under “Compensation Discussion and Analysis”.

We believe that our executive compensation program (1) has played a significant role in our ability to attract, motivate and retain a highly qualified executive team to manage our company, and (2) is structured in the best manner possible to support the achievement of our short-term and long-term business goals and the creation and enhancement of stockholder value.

The Board endorses our executive compensation program and recommends that our stockholders vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed in this Proxy Statement pursuant to the SEC’s executive compensation disclosure rules, which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and the narrative disclosures that accompany the compensation tables, is hereby APPROVED.”

The Company’s policy (to be approved on a non-binding basis by stockholders as discussed in Proposal 3, below) is to provide stockholders with an opportunity to approve the compensation of the named executive officers every one to three years at the annual meeting of stockholders.

Ratification of this appointment shall be effective upon the affirmative vote of a majority of the votes cast on such proposal provided that a quorum exists at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against ratification of this proposal. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of this proposal.

As noted above, the vote solicited by this proposal is advisory in nature and its outcome will not be binding on the Board or the Compensation Committee, nor will the outcome of the vote require the Board or the Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision of the Board or the Compensation Committee, or creating or implying any additional fiduciary duty of the Board or the Compensation Committee. However, the Board and the Compensation Committee will carefully consider the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS RECOMMENDS VOTING “FOR” THIS PROPOSAL.

PROPOSAL 3
ADVISORY VOTE ON THE FREQUENCY OF HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, we are including in this proxy statement an additional separate proposal, which gives our stockholders the opportunity to vote on how frequently future advisory votes on the compensation of our named executive officers (i.e., ”Say-on-Pay” votes) will occur. Stockholders may vote on whether they prefer an advisory vote to occur every one (an annual), two (a biennial) or three years (a triennial vote), or they may abstain from voting. While our Board and Compensation Committee intend to carefully consider the stockholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

After careful consideration, the Board recommends that an advisory vote on the compensation of our named executive officers be held every three years. Currently, advisory votes on the compensation of our named executive officers are held every three years. We believe that an advisory vote every three years will be the most effective timeframe for the Company to respond to stockholders’ feedback and provide the Company with sufficient time to engage with stockholders to understand and respond to the vote results. The Company also believes a triennial vote would align more closely with the multi-year performance measurement cycle the Company uses to reward long-term performance. Our executive compensation programs are based on our long-term business strategy, which is more appropriately reflected with a three year timeframe. However, the Board recognizes that our stockholders may elect to hold advisory votes on executive compensation more frequently than every three years (i.e., every one year or every two years). Therefore, the Board seeks input from our stockholders regarding the frequency of holding advisory votes on executive compensation.

With respect to this advisory vote on the frequency of holding future advisory votes on the compensation of our named executive officers, stockholders have three voting options (1 year, 2 years or 3 years), and the option, if any, that receives the greatest number of affirmative votes of the shares present in person or represented by proxy at the meeting and entitled to vote (i.e., a plurality of such votes) will be considered approved by the Company’s stockholders, provided that the final vote will not be binding on us and is advisory in nature. Abstentions with respect to this proposal will have the effect of a vote against each of the voting options. Broker non-votes (which will occur if a broker or other nominee does not have discretionary authority and has not received instructions with respect to this proposal within ten days of the Annual Meeting) will not be counted in determining the number of shares necessary for approval. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy for “3 YEARS” as to the frequency of holding advisory votes on executive compensation.

As noted above, the vote solicited by this proposal is advisory and its outcome will not be binding on the Board or the Compensation Committee, whether or not it is adopted by the aforementioned voting standard. In evaluating the vote on this proposal, the Board and the Compensation Committee will carefully consider the voting results in their entirety in determining the frequency of holding future advisory votes on the compensation of our named executive officers. If one of the voting options is not adopted by the required vote of our stockholders, the Board and Compensation Committee will evaluate the votes cast for each of the voting options and will deem the voting option receiving the greatest number of votes to be the voting option approved by our stockholders.

After the current vote on the frequency of holding advisory votes on executive compensation, the Company’s policy will be to provide stockholders with an opportunity to vote on the frequency of holding future advisory votes on executive compensation every six years at the annual meeting of stockholders. It is expected that the next such vote will occur at the 2028 annual meeting of stockholders.

THE BOARD OF DIRECTORS RECOMMENDS VOTING FOR “3 YEARS” AS TO THE
FREQUENCY OF HOLDING ADVISORY VOTES ON EXECUTIVE COMPENSATION.

PROPOSAL 4
RATIFICATION OF APPOINTMENT OF AUDITORS

The Board of Directors has selected Ham, Langston & Brezina, L.L.P. (“HLB”), as the Company’s independent auditors for the fiscal year ended December 31, 2022, and recommends that the stockholders vote to ratify such appointment. HLB previously served as the Company’s independent auditors for the fiscal years ended December 31, 2021 and 2020.

The Company does not anticipate a representative from HLB to be present at the annual stockholders meeting. In the event that a representative of HLB is present at the Annual Meeting, the representative will have the opportunity to make a statement if he/she desires to do so and the Company will allow such representative to be available to respond to appropriate questions.

AUDIT FEES

HLB served as the Company’s independent auditors and audited the consolidated financial statements of the Company for the fiscal year ended December 31, 2021 and 2020.

 Following is a summary of the fees expensed relating to professional services rendered by HLB for the fiscal years ended December 31, 2021 and 2020, respectively:

Fee Category	2021	2020
Audit Fees (1)	$426,556	$199,000
Audit-related fees (2)	—	—
Tax fees (2)	—	—
All other fees (3)	6,000	2,500
Total Fees	$432,556	$201,500

(1) Audit fees were principally for audit work performed on the Company’s financial statements and internal control over financial reporting, as well as statutory auditors.

(2) We had no “audit-related fees” or “tax fees” for the years presented paid to HLB.

(3) All other fees includes supplemental amounts paid in connection with procedures performed related to the Company’s Form 8-K filings, private placement memorandum (relating to the $155.0 million aggregate principal amount at maturity of our 6.25% Convertible Senior Notes due 2027 sold in November 2021) and research related to discontinued operations.

It is the policy of our Board of Directors that all services to be provided by our independent registered public accounting firm, including audit services and permitted audit-related and non-audit services, must be pre-approved by our Audit Committee. Our Audit Committee pre-approved all services, audit and non-audit related, provided to us by HLB for 2021 and 2020.

 In order to assure continuing auditor independence, the Audit Committee periodically considers the independent auditor’s qualifications, performance and independence and whether there should be a regular rotation of our independent external audit firm. We believe the continued retention of HLB to serve as the Company’s independent auditor is in the best interests of the Company and its stockholders, and we are asking our stockholders to ratify the appointment of HLB as the Company’s independent auditor for the year ended December 31, 2022. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of HLB as our independent registered public accounting firm.

Ratification of this appointment shall be effective upon the affirmative vote of a majority of the votes cast on such proposal provided that a quorum exists at the Annual Meeting. Abstentions with respect to the ratification of this appointment will have the effect of a vote against ratification of this appointment. Properly executed proxies will be voted at the Annual Meeting in accordance with the instructions specified on the proxy; if no such instructions are given, the persons named as agents and proxies in the enclosed form of proxy will vote such proxy “FOR” the ratification of the appointment of HLB.

The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Committee determines that such a change would be in the Company’s and the stockholders’ best interests.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 5
SHAREHOLDER PROPOSAL – SIMPLE MAJORITY VOTE

A stockholder, Kenneth Steiner, has notified the Company of his intention to offer the following proposal for consideration of our stockholders at the 2022 Annual Meeting of Shareholders. Documentation submitted on behalf of Mr. Steiner indicates that he is the beneficial owner of at least 500 shares of our common stock. This shareholder proposal will be voted on at the Annual Meeting only if properly presented by or on behalf of Mr. Steiner. By including the shareholder proposal below in our proxy materials, the Company makes no representation as to the accuracy or completeness of the proponent’s claims or assertions. Please note that the checkmark graphic below was submitted as part of the shareholder proposal.

Proposal 5 – Simple Majority Vote

RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be replaced by a requirement for a majority of the votes cast for and against such proposals, or a simple majority in compliance with applicable laws.

If necessary, this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. This includes any existing supermajority vote requirement that result from default to state law and can be subject to replacement.

Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner. The votes would have been higher than 74% to 88% if more shareholders had access to independent proxy voting advice.

Church & Dwight shareholders gave 99% support to a 2020 proposal on this same topic. This proposal topic also won 99%-support at the 2021 ConocoPhillips annual meeting.

Voting requirements in excess of 50% do not make sense since less than 50% of Vertex shares vote at the annual meeting. This proposal is not the only governance improvement needed at Vertex. Shareholders need to be able to vote in regard to management pay each year to make sure management pay has the proper incentives aligned with value for shareholders. Management should be proactive and make governance improvements without being prodded by shareholders.

Please vote yes:

Simple Majority Vote - Proposal 5

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

The Board’s Statement of Opposition

The Board has considered this proposal and concluded that its adoption is unnecessary and not in the best interests of the Company or our shareholders.

The Articles of Incorporation and the Bylaws of the Company do not contain any express “supermajority” voting provision, except as required by law.

The Company is incorporated in the State of Nevada and subject to the governance provisions of the Nevada Revised Statutes. Section 78.335(1) of the Nevada Revised Statutes provides that “any director or one or more of the incumbent directors may be removed as a director only by the vote of stockholders representing not less than two-thirds of the voting power of the issued and outstanding stock entitled to vote” (underline added). Therefore, section 4.5 of the Bylaws of the Company provides that “[s]tockholders holding 2/3 of the outstanding shares entitled to vote at an election of directors may remove any director or the entire Board of Directors at any time, with or without cause.”

All other matters submitted to the common stockholders of the Company are decided through a simple majority vote (other than the approval of the appointment of directors of the Company, who are elected by plurality).

The proposal refers to each voting requirement greater than simple majority “that is explicit or implicit due to default to state law”. We are not aware of, nor has the proponent identified, any such requirement in the Articles of Incorporation or Bylaws of the Company.

Accordingly, the proposal – which requests that the Board “take each step necessary” to replace supermajority voting with a simple majority vote “in compliance with applicable laws” – lacks clarity as to which voting provisions the proponent seeks to address. Given that there are no provisions, except as required by law, actually “in” the Articles of Incorporation or Bylaws of the Company that impose supermajority voting on our common stockholders, neither the Board nor our stockholders can determine with any level of certainty what actions the proposal would require if adopted.

The proposal also alludes to a need for shareholders to vote on management pay each year. However, at the most recent “say-on-frequency” vote in 2019, a majority of our stockholders recommended a “say-on-pay” vote every three years. The Board’s determination followed the recommendation of our stockholders.

The Board disagrees with the proponent’s characterization of our governance practices. We have an independent and active Board committed to effective corporate governance. Our policies and practices reflect the Board’s commitment to being responsive and accountable to our stockholders.

In summary, the proposal is unnecessary. There are no reasonable steps the Board can take in response to such a proposal. The Board has demonstrated that it supports and is responsive to majority voting. Consistent with its current practice, the Board will continue to consider governance policies that serve the best interests of the Company’s stockholders.

Approval of this proposal requires the affirmative vote of a majority of the votes cast on such proposal provided that a quorum exists at the Annual Meeting.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST” THIS SHAREHOLDER PROPOSAL.

STOCKHOLDER PROPOSALS FOR 2023 ANNUAL MEETING

Proxy Statement Proposals

Pursuant to Rule 14a-8 under the Exchange Act, if a stockholder wants to submit a proposal for inclusion in our proxy materials for the 2023 annual meeting of stockholders, it must be received by our Secretary by no later than December 30, 2022, unless the date of the 2023 annual meeting of stockholders is more than 30 days before or after June 23, 2023, in which case the proposal must be received at least ten (10) days before we begin to print and mail our proxy materials. In order to avoid controversy, stockholders should submit proposals by means, including electronic means, which permit them to prove the date of delivery.

Other Proposals and Nominations

For any proposal or director nomination that is not submitted for inclusion in next year’s proxy statement pursuant to the process set forth above, but is instead sought to be presented directly at the 2023 annual meeting of stockholders, stockholders are advised to review our Amended and Restated Bylaws as they contain requirements with respect to advance notice of stockholder proposals and director nominations. To be timely, the notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. Accordingly, any such stockholder proposal or director nomination must be received between February 23, 2023 and the close of business on March 25, 2023 for the 2023 annual meeting of stockholders. In the event that the 2023 annual meeting of stockholders is convened more than 30 days prior to or delayed by more than 30 days after June 23, 2023, notice by the stockholder, to be timely, must be received no earlier than the 120th day prior to the 2023 annual meeting of stockholders and no later than the tenth day following the day on which we publicly announce the date of the 2023 annual meeting of stockholders. All proposals should be sent to our principal executive offices at 1331 Gemini Street, Suite 250, Houston, Texas 77058, Attention: Corporate Secretary. These advance notice provisions are in addition to, and separate from, the requirements that a stockholder must meet in order to have a proposal included in the proxy statement under the rules of the SEC.

A proxy granted by a stockholder will give discretionary authority to the proxies to vote on any matters introduced pursuant to the above advance notice bylaw provisions, subject to applicable rules of the SEC.

Copies of our Amended and Restated Bylaws are filed as, or incorporated by reference as, an exhibit to our Annual Reports on Form 10-K, which are available at www.sec.gov available by request to the Secretary at 1331 Gemini Street, Suite 250, Houston, Texas 77058.

ANNUAL REPORT

Copies of our Annual Report on Form 10-K (including our audited financial statements) filed with the SEC may be obtained without charge by writing to Vertex Energy, Inc., 1331 Gemini, Suite 250, Houston, Texas 77058, attention: Secretary. Exhibits to the Form 10-K will be mailed upon similar request and payment of specified fees to cover the costs of copying and mailing such materials.

Our audited financial statements for the fiscal year ended December 31, 2021 and certain other related financial and business information are contained in our 2021 Annual Report to stockholders, which is being made available to our stockholders along with this proxy statement, but which is not deemed a part of the proxy soliciting material.

ADDITIONAL FILINGS

The Company’s Forms 10-K, 10-Q, 8-K and all amendments to those reports are available without charge through the Company’s website on the Internet as soon as reasonably practicable after they are electronically filed with, or furnished to, the Securities and Exchange Commission. Information on our website does not constitute part of this proxy statement.

The Company will provide, without charge, to each person to whom a proxy statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any of the filings described above. Individuals may request a copy of such information by sending a request to the Company, Attn: Corporate Secretary, Vertex Energy, Inc., 1331 Gemini, Suite 250, Houston, Texas 77058.

STOCKHOLDER ADVISORY VOTES

The current frequency of stockholder advisory vote on the compensation paid to our Named Executive Officers is every three years. The next stockholder advisory vote on the compensation paid to our Named Executive Officers will occur at our 2025 annual meeting, unless changed by the board as a result of this year’s say-on-frequency proposal. The next stockholder advisory vote on how frequently we should seek approval from our stockholders, on an advisory basis, of the compensation paid to our Named Executive Officers will occur at our 2028 annual meeting, unless the Board determines to hold such vote earlier in their sole discretion.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies by reducing printing and mailing costs and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will generally continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting us in writing at Vertex Energy, Inc., 1331 Gemini, Suite 250, Houston, Texas 77058.

DOCUMENTS INCORPORATED BY REFERENCE

None.

OTHER MATTERS

As of the date of this proxy statement, our management has no knowledge of any business to be presented for consideration at the Annual Meeting other than that described above. If any other business should properly come before the Annual Meeting or any adjournment thereof, it is intended that the shares represented by properly executed proxies will be voted with respect thereto in accordance with the judgment of the persons named as agents and proxies in the enclosed form of proxy.

The Board of Directors does not intend to bring any other matters before the Annual Meeting of stockholders and has not been informed that any other matters are to be presented by others.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION
TO MATTERS TO BE ACTED UPON

(a)	No officer or director of the Company has any substantial interest in the matters to be acted upon, other than his role as an officer or director of the Company.

(b)	No director of the Company has informed the Company that he intends to oppose the action taken by the Company set forth in this proxy statement.

COMPANY CONTACT INFORMATION

All inquiries regarding our Company should be addressed to our Company’s principal executive office:

Vertex Energy, Inc.

1331 Gemini, Suite 250

Houston, Texas 77058

By Order of the Board of Directors,

Benjamin P. Cowart, Chairman

FORM OF PROXY

(SEE ATTACHED)

VERTEX ENERGY, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS – JUNE 23, 2022 AT 10:00 AM HOUSTON TIME
CONTROL ID:
REQUEST ID:

The undersigned stockholder of Vertex Energy, Inc., a Nevada corporation (the “Company”), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated on or around April 29, 2022, and hereby appoints Benjamin P. Cowart and Chris Carlson (the “Proxies”) or any one of them, with full power of substitution and authority to act in the absence of the other, each as proxies and attorneys-in-fact, to cast all votes that the undersigned is entitled to cast at, and with all powers that the undersigned would possess if personally present at, the 2022 Annual Meeting of Stockholders of the Company, to be held on Thursday, June 23, 2022, at 10 A.M. Houston time at the Company’s corporate offices: 1331 Gemini, Suite 250, Houston, Texas 77058, and to vote all shares of the Company that the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and all such other business as may properly come before the meeting (and any such postponement(s) or adjournment(s)). I/we hereby revoke all proxies previously given.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

VOTING INSTRUCTIONS
If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to 202-521-3464.
INTERNET:	https://www.iproxydirect.com/VTNR
PHONE:	1-866-752-VOTE(8683)

ANNUAL MEETING OF THE STOCKHOLDERS OF VERTEX ENERGY, INC.		PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL” FOR PROPOSAL 1, “FOR” PROPOSAL 2, “3 YEARS” FOR PROPOSAL 3, “FOR” PROPOSAL 4 AND “AGAINST” PROPOSAL 5, BELOW

Proposal 1		FOR ALL	AGAINST ALL	FOR ALL EXCEPT
	Election of Directors:	☐	☐
	Benjamin P. Cowart			☐
	Dan Borgen			☐	Control ID:
	David L. Phillips			☐	REQUEST ID:
	Christopher Stratton			☐
	Timothy C. Harvey			☐
	James P. Gregory			☐

Proposal 2		FOR	AGAINST	ABSTAIN
	Advisory vote to approve named executive officer compensation.	☐	☐	☐

Proposal 3		1 YEAR	2 YEARS	3 YEARS	ABSTAIN
	Advisory vote on the frequency of shareholder votes on named executive officer compensation.	☐	☐	☐	☐
Proposal 4		FOR	AGAINST	ABSTAIN
	Ratification of the appointment of Ham, Langston & Brezina, L.L.P., as the company’s independent auditors for the fiscal year ending December 31, 2022.	☐	☐	☐
Proposal 5		FOR	AGAINST	ABSTAIN
	Stockholder proposal regarding simple majority vote.	☐	☐	☐
MARK “X” HERE IF YOU PLAN TO ATTEND THE MEETING: ☐
This Proxy, when properly executed will be voted as provided above, or if no contrary direction is indicated, it will be voted “For All” for Proposal 1, “For” Proposal 2, “3 years” for Proposal 3, “For” Proposal 4 and “Against” Proposal 5, and for all such other business as may properly come before the meeting in the sole determination of the Proxies.

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____________________________
____________________________
____________________________

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ________________________, 2022

(Print Name of Stockholder and/or Joint Tenant)

(Signature of Stockholder)

(Second Signature if held jointly)